SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of
1934 (Amendment No. ____)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission
☒	Definitive Proxy Statement		Only (as permitted by Rule 14a-6(e)(2))

Columbus McKinnon Corporation

(Name of Registrant as specified in its charter)

Payment of filing fee (check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: __/
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

COLUMBUS McKINNON CORPORATION
140 John James Audubon Parkway
Amherst, New York 14228-1197

____________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 27, 2009
____________________________________________________

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Columbus McKinnon Corporation, a New York corporation, will be held at the Buffalo Marriott Niagara Hotel, 1340 Millersport Highway, Amherst, New York, on July 27, 2009, at 10:00 a.m., local time, for the following purposes:

1.           To elect nine Directors to hold office until the 2010 Annual Meeting and until their successors have been elected and qualified;

2.           To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending March 31, 2010; and

3.           To take action upon and transact such other business as may be properly brought before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on June 5, 2009, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting.

It is important that your shares be represented and voted at the Annual Meeting.  Whether or not you plan to attend, please sign, date and return the enclosed proxy card in the enclosed postage-paid envelope or vote by telephone or using the internet as instructed on the enclosed proxy card.  If you attend the Annual Meeting, you may vote your shares in person if you wish.  We sincerely appreciate your prompt cooperation.

ROBERT J. OLIVIERI
Secretary

Dated: June 24, 2009

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on July 27, 2009. The Company’s Proxy Statement and Annual Report to shareholders for the fiscal year ended March 31, 2009 are available at http://www.cmworks.com/investors/proxy.

COLUMBUS McKINNON CORPORATION
140 John James Audubon Parkway
Amherst, New York 14228-1197

_________________________________________________

PROXY STATEMENT
_________________________________________________

This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation by the Board of Directors of Columbus McKinnon Corporation, a New York corporation (“our Company”, “we” or “us”), of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Buffalo Marriott Niagara Hotel, 1340 Millersport Highway, Amherst, New York, on July 27, 2009, at 10:00 a.m., local time, and at any adjournment or adjournments thereof.  The close of business on June 5, 2009 has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting.  At the close of business on June 5, 2009, we had outstanding 19,077,430 shares of our common stock, $.01 par value per share, the holders of which are entitled to one vote per share on each matter properly brought before the Annual Meeting.

The shares represented by all valid proxies in the enclosed form will be voted if received in time for the Annual Meeting in accordance with the specifications, if any, made on the proxy card.  If no specification is made, the proxies will be voted FOR the nominees for Director named in this Proxy Statement and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2010.

In order for business to be conducted, a quorum must be present at the Annual Meeting.  A quorum is a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting.  Abstentions, broker non-votes and withheld votes will be counted in determining the existence of a quorum at the Annual Meeting.

Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the nine nominees receiving the most votes will be elected.  A majority of the votes cast is required to ratify the appointment of our independent registered public accounting firm for fiscal 2010. Under the law of the State of New York, our state of incorporation, only “votes cast” by the shareholders entitled to vote are determinative of the outcome of the matter subject to shareholder vote.  Abstentions and broker non-votes will be counted in determining the existence of a quorum, but will not be counted towards any other nominee’s achievement of plurality or in determining the votes cast on any other proposal.

The execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person.  A shareholder who executes a proxy may revoke it at any time before it is exercised by giving written notice to the Secretary, by appearing at the Annual Meeting and so stating, or by submitting another duly executed proxy bearing a later date.

This Proxy Statement and form of proxy are first being sent or given to shareholders on or about June 24, 2009.

PROPOSAL 1
ELECTION OF DIRECTORS

Our Certificate of Incorporation provides that our Board of Directors shall consist of not less than three nor more than nine Directors to be elected at each annual meeting of shareholders and to serve for a term of one year or until their successors are duly elected and qualified.  Currently, the Board of Directors is comprised of nine members.

Unless instructions to the contrary are received, it is intended that the shares represented by proxies will be voted for the election as Directors of Timothy T. Tevens, Richard H. Fleming, Ernest R. Verebelyi, Wallace W. Creek, Stephen Rabinowitz, Linda A. Goodspeed, Nicholas T. Pinchuk, Liam G. McCarthy and Christian B. Ragot, each of whom is presently a Director and, with the exception of Messrs. McCarthy and Ragot, has been previously elected by our shareholders. If any of these nominees should become unavailable for election for any reason, it is intended that the shares represented by the proxies solicited herewith will be voted for such other person as the Board of Directors shall designate.  The Board of Directors has no reason to believe that any of these nominees will be unable or unwilling to serve if elected to office.

The following information is provided concerning the nominees for Director:

Ernest R. Verebelyi, age 61, was appointed a Director of the Company in January 2003 and was elected Chairman of the Board in August 2005.  Mr. Verebelyi retired from Terex Corporation, a global diversified equipment manufacturer, in October 2002 where he held the position of Group President.  Prior to joining Terex in 1998, he held executive, general management and operating positions at General Signal Corporation, Emerson, Hussmann Corporation, and General Electric.  Mr. Verebelyi also serves as a director of CH Energy Group, Inc. (NYSE: CHG).

Timothy T. Tevens, age 53, was elected President and appointed a Director of our Company in January 1998 and assumed the duties of Chief Executive Officer in July 1998.  From May 1991 to January 1998 he served as our Vice President - Information Services and was also elected Chief Operating Officer in October 1996.  From 1980 to 1991, Mr. Tevens was employed by Ernst & Young LLP in various management consulting capacities.  Mr. Tevens also serves on the Board of Directors of Zep, Inc. (NYSE: ZEP).

Richard H. Fleming, age 62, was appointed a Director of our Company in March 1999.  In February 1999, Mr. Fleming was appointed Executive Vice President and Chief Financial Officer of USG Corp. (NYSE: USG).  Prior thereto, Mr. Fleming served USG Corp. in various executive financial capacities, including Senior Vice President and Chief Financial Officer from January 1995 to February 1999 and Vice President and Chief Financial Officer from January 1994 to January 1995.  Mr. Fleming also serves as a member of the Board of Directors for several not-for-profit entities including UCAN and the Museum of Broadcast Communications.

Wallace W. Creek, age 70, was appointed a Director of the Company in January 2003.  Mr. Creek served as Controller of the General Motors Corporation from 1992 to 2002 and held several executive positions in finance at General Motors over a forty-three year career. Mr. Creek also served as Senior Vice President of Finance for Collins & Aikman, an automotive component manufacturer, from December 2002 to June 2004.  Mr. Creek is also a director of CF Industries Holdings, Inc. (NYSE: CF).

Stephen Rabinowitz, age 66, was appointed a Director of the Company in October 2004. He retired in 2001 from his position as Chairman and Chief Executive Officer of General Cable Corporation, a leading manufacturer of electrical, communications and utility cable. Prior to joining General Cable as President and Chief Executive Officer in 1994, he served as President and CEO of AlliedSignal Braking Systems, and before that as President and CEO of General Electric’s Electrical Distribution and Control business. He also held management positions in manufacturing operations and technology at the General Electric Company and the Ford Motor Company. Mr. Rabinowitz is also a Director of Energy Conversion Devices, Inc. (NASDAQ: ENER).

Linda A. Goodspeed, age 47, was appointed a Director of the Company in October 2004. In 2007 she joined Nissan North America, Inc. as Vice President of Information Systems.  From 2001 until 2007 she was employed by Lennox International Inc., a global supplier of climate control solutions.  Her position with Lennox was Executive Vice President and Chief Supply Chain Logistics and Technology Officer. Prior to that, Ms. Goodspeed served as President and Chief Operating Officer of PartMiner, Inc., a global supplier of electronic components. She has also held management positions in product management and development, research and development and design engineering at General Electric Appliances, Nissan North America, Inc. and the Ford Motor Company.  Ms. Goodspeed also serves as a director of American Electric Power Co., Inc. (NYSE: AEP) and is a managing partner in WealthStrategies Financial Advisors.

Nicholas T. Pinchuk, age 62, was appointed a Director of the Company in January 2007.  Currently, he is Chairman, President and Chief Executive Officer of Snap-on Incorporated (NYSE: SNA), an S&P 500 company.  Mr. Pinchuk joined Snap-on in 2002.  Prior to that, Mr. Pinchuk served in several executive operational and financial management positions at United Technologies Corporation, including President, Global Refrigeration Operations of its Carrier Corporation unit and President of Carrier’s Asia-Pacific Operations.  He also served in financial and engineering managerial staff positions at the Ford Motor Company from 1972 to 1983.  Mr. Pinchuk held the rank of First Lieutenant in the United States Army from 1970 to 1971.

Liam G. McCarthy, age 53, was appointed a Director of the Company in November 2008. In 2005, Mr. McCarthy was appointed President and Chief Operating Officer of Molex Incorporated (NASDAQ:MOLX). Prior thereto, Mr. McCarthy served Molex in various executive and management capacities since 1989, including Vice President, Operations, Europe from 2001 to 2005.

Christian B. Ragot, age 51, was appointed a Director of the Company in November 2008. In 2007, Mr. Ragot was appointed President, Chief Executive Officer and Director of Freightcar America, Inc. (NASDAQ:RAIL). Prior to joining Freightcar America as Chief Operating Officer in 2007, he served Terex Corporation in various executive capacities between 1999 and 2006 including Group President, Terex Utilities, Roadbuilding and Advance Mixers Group from 2003 to 2006. Prior thereto, Mr. Ragot served Ingersoll-Rand Company in various executive and management capacities between 1984 and 1999 including Vice President & General Manager, Air Compressor Group in Paris, France from 1997 to 1999.

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

General Corporate Governance Policy

Our Board of Directors believes that its overriding responsibility is to offer guidance and the benefit of its collective experience to help our management understand the risks confronting, and opportunities available to, our Company.  In furtherance of this responsibility, our Board of Directors has adopted a General Corporate Governance Policy setting forth certain policies, guidelines and procedures it deems important to the successful satisfaction of this responsibility.  These policies and procedures include guidelines as to the eligibility, independence, evaluation, education, compensation and indemnification of our Directors, as well as with respect to specific transactions requiring the prior formal approval of our Board of Directors.  A copy of our General Corporate Governance Policy is posted on the Investor Relations section of the Company’s website at www.cmworks.com.

Board of Directors Independence

Our Board of Directors has determined that each of its current members, other than Mr. Tevens, is independent within the meaning of the Nasdaq Stock Market, LLC listing standards as currently in effect.

Board of Directors Meetings and Attendance

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time as appropriate.  All Directors are expected to attend each meeting of the Board of Directors and the committees on which he or she serves, and are also invited, but not required, to attend the Annual Meeting.  Agendas for meetings of the Board of Directors generally include executive sessions for the independent Directors to meet without the management Director present.  During the fiscal year ended March 31, 2009, our Board of Directors held twelve meetings.  Each Director attended at least 75% of the aggregate number of meetings of our Board of Directors and meetings held by all committees of our Board of Directors on which he or she served.  All Directors attended the 2008 Annual Meeting.

Audit Committee

Our Board of Directors has a standing Audit Committee comprised of Mr. Fleming, as Chairman, and Messrs. Creek and Rabinowitz and Ms. Goodspeed.  Each member of our Audit Committee is independent as defined under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and under the Nasdaq Stock Market, LLC rules currently in effect.  In addition, pursuant to the requirements of Section 407 of the Sarbanes-Oxley Act of 2002, our Board of Directors has determined that each of Messrs. Fleming and Creek qualifies as an “audit committee financial expert.”  The duties of our Audit Committee consist of (i) appointing or replacing our independent auditors, (ii) pre-approving all auditing and permitted non-audit services provided to us by our independent auditors, (iii) reviewing with our independent auditors and our management the scope and results of our annual audited financial statements, our quarterly financial statements and significant financial reporting issues and judgments made in connection with the preparation of our financial statements, (iv) reviewing our management’s assessment of the effectiveness of our internal controls, as well as our independent auditors’ report on this assessment, (v) reviewing insider and affiliated party transactions and (vi) establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting or internal controls.  The Audit Committee is governed by a written charter approved by the Board of Directors.  A copy of this charter is posted on the Investor Relations section of our website at www.cmworks.com.  Our Audit Committee held eight meetings in fiscal 2009.

Compensation and Succession Committee

Our Compensation and Succession Committee consists of Mr. Rabinowitz, as Chairman, and Messrs. Fleming, Pinchuk, McCarthy and Ragot.  Each Director who serves on the Compensation and Succession Committee is an independent Director under the Nasdaq Stock Market, LLC rules currently in effect.  The principal functions of this Committee are to (i) review and make recommendations to the Board of Directors concerning our compensation strategy, (ii) establish corporate performance measures and goals under our performance-based incentive programs, (iii) determine individual compensation targets for our executive officers under our incentive programs, (iv) evaluate and certify whether performance goals have been met at the end of the performance period, (v) determine salary increases and award amounts for individual executive officers, (vi) review and approve (or recommend to the Board of Directors for approval) any material changes to our salary, incentive, and benefit programs and assure that these programs are administered in a manner consistent with the compensation strategy, (viii) review and make recommendations to the Board of Directors concerning management requested equity grants and (ix) perform other functions as identified in the Compensation and Succession Committee charter.  The Compensation and Succession Committee is governed by a written charter approved by the Board of Directors which is posted on the Investor Relations section of our website at www.cmworks.com.  Our Compensation and Succession Committee held four meetings in fiscal 2009.  Additional information on the Compensation and Succession Committee’s processes and procedures are addressed in the Compensation Discussion and Analysis below.

Corporate Governance and Nomination Committee

Our Corporate Governance and Nomination Committee is responsible for (i) evaluating the composition, organization and governance of our Board of Directors and its committees, (ii) monitoring compliance with our system of corporate governance and (iii) developing criteria, investigating and making recommendations with respect to candidates for membership on our Board of Directors.  This Committee is chaired by Mr. Creek and includes Ms. Goodspeed and Messrs. Pinchuk McCarthy and Ragot.  Each member of the Corporate Governance and Nomination Committee is an independent Director under the Nasdaq Stock Market, LLC rules currently in effect.  Our Corporate Governance and Nomination Committee does not solicit direct nominations from our shareholders, but will give due consideration to written recommendations for nominees from our shareholders for election as directors that are submitted in accordance with our by-laws.  See the information contained herein under the heading “Shareholders’ Proposals.”  Generally, a shareholder who wishes to nominate a candidate for Director must give us prior written notice thereof, which notice must be personally delivered or mailed via registered first class mail, return receipt requested, to our Secretary and must be received by our Secretary not less than 90 days nor more than 120 days prior to the one-year anniversary of the previous year’s Annual Meeting.  If such nomination is given in connection with a special meeting for the election of Directors, it must be received not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting or (y) the 10th day following the day on which the public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. The shareholder’s recommendation for nomination must contain the following information as to each nominee for Director: the nominee’s name, age, business address and residence address; the nominee’s principal occupation or employment for the previous five years; the number of shares of our common stock owned by such candidate; and any other information relating to the nominee that is required to be disclosed in solicitations of proxies for elections of directors pursuant to our By-Laws and Regulation 14A under the Exchange Act.  A shareholder’s recommendation must also set forth: such shareholder’s name and address as they appear on our books and records; the number of shares of each class of our capital stock that are beneficially owned and held of record by such shareholder; any material interest of such shareholder in such nomination; any other information that is required to be provided by such shareholder pursuant to our By-Laws and Regulation 14A under the Exchange Act in his or her capacity as a proponent to a shareholder proposal; and a signed consent from each nominee recommended by such shareholder that such nominee is willing to serve as a Director if elected.  Any nomination not made in strict accordance with the foregoing provisions will be disregarded at the direction of our Chairman of the Board.  The Corporate Governance and Nomination Committee is governed by a written charter approved by the Board of Directors which is posted on the Investor Relations section of our website at www.cmworks.com.  Our Corporate Governance and Nomination Committee held four meetings in fiscal 2009.

Code of Ethics

Our Board of Directors adopted a Code of Ethics which governs all of our Directors, officers and employees, including our Chief Executive Officer and other executive officers.  This Code of Ethics is posted on the Corporate Information section of the Company’s website at www.cmworks.com.  The Company will disclose on its website any amendment to this Code of Ethics or waiver of a provision of this Code of Ethics, including the name of any person to whom the waiver was granted.

Director Stock Ownership Guideline

Our General Corporate Governance Policy contains a guideline whereby all Directors are asked to beneficially own not less than 9,000 shares of our common stock within five years of becoming a Director, or by April 1, 2013, whichever occurs later. Any Restricted Stock Units granted to a Director pursuant to the Columbus McKinnon Corporation 2006 Long Term Incentive Plan (the “Omnibus Plan”) or any successor plan are included in determining the number of shares owned by such Director for these purposes.

Director Compensation

Our non-employee Directors each receive an annual retainer of $90,000, $35,000 of which is paid in our common stock and the balance is paid in quarterly cash installments.  In addition, they receive an annual award of 1,300 restricted stock units under the Omnibus Plan.  Our Chairman of the Board receives an additional annual retainer of $45,000.  Directors who are also our employees do not receive an annual retainer or other compensation for their services as a Director.  Committee chairmen each receive an additional annual retainer, as follows:  Audit Committee - $16,000, Compensation and Succession Committee - $10,000 and Corporate Governance and Nomination Committee - $8,000.  No additional fees are paid for attendance at Board of Director or committee meetings. Our Directors are reimbursed for any reasonable expenses incurred in attending such meetings.

The following table sets forth the cash compensation as well as certain other compensation paid to the Company’s Directors during the year ended March 31, 2009:

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total

Wallace W. Creek	$61,250	$60,981	$—	$—	$—	—	$122,231

Richard H. Fleming	69,750	62,374	—	—	—	—	132,124

Linda A. Goodspeed	53,750	66,724	—	—	—	—	120,474

Liam G. McCarthy	25,988	27,596	—	—	—	—	53,584

Nicholas T. Pinchuk	53,750	60,530	—	—	—	—	114,280

Stephen Rabinowitz	63,750	66,724	—	—	—	—	130,474

Christian B. Ragot	25,988	27,596	—	—	—	—	53,584

Timothy T. Tevens (2)	—	—	—	—	—	—	—

Ernest R. Verebelyi	97,500	60,981	—	—	—	—	158,481
_____________________

(1)
Represents the amount recognized for financial statement reporting purposes in accordance with FAS No. 123(R) using the assumptions set forth in the footnotes to the financial statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009.

(2)	Mr. Tevens receives no separate compensation as a Director of the Company.

Directors’ and Officers’ Indemnification Insurance

Effective April 1, 2009, we placed our directors and officers indemnification insurance coverage with the Houston Casualty Company, Axis Reinsurance Company and Chubb for a term of one year at a cost of $232,015.  The total insurance coverage is $25,000,000 of “Side A” coverage and $15,000,000 of “Side B” coverage and “Side C” coverage, with Houston Casualty providing $10,000,000 of each type of coverage, Axis Reinsurance Company providing $5,000,000 of each type of coverage and Chubb providing $10,000,000 of “Side A” coverage only.  This insurance provides coverage to our executive officers and directors individually where exposures exist for which we are unable to provide direct indemnification.

Contacting the Board of Directors

Our Board of Directors has adopted a written policy regarding communications with our Board of Directors.  A copy of this policy is posted on the Investor Relations section of the Company’s website at www.cmworks.com.

OUR EXECUTIVE OFFICERS

Executive Officers

The following table sets forth certain information regarding our executive officers:

Name	Age	Position

Timothy T. Tevens	53	President, Chief Executive Officer and Director

Derwin R. Gilbreath (1)	61	Vice President and Chief Operating Officer

Karen L. Howard	47	Vice President - Finance and Chief Financial Officer

Wolfgang Wegener	61	Vice President and Managing Director - Columbus McKinnon Europe

Joseph J. Owen	48	Vice President - Supply Chain Management

Charles R. Giesige	53	Vice President Rigging Products – the Americas

Gene P. Buer	57	Vice President Hoist Products – the Americas

Richard A. Steinberg	56	Vice President - Human Resources

Timothy R. Harvey	58	General Counsel
__________________

(1)	Mr. Gilbreath’s employment with us terminated in January 2009.

All of our executive officers are elected annually at the first meeting of our Board of Directors following the Annual Meeting of Shareholders and serve at the discretion of our Board of Directors. There are no family relationships between any of our officers or Directors. Recent business experience of Mr. Tevens is set forth above under “Election of Directors.”  Recent business experience of our executive officers who are not also Directors is as follows:

Derwin R. Gilbreath was elected Vice President and Chief Operating Officer in February 2005.  Mr. Gilbreath has more than thirty years of experience in industrial operations and management, including as Chief Operating Officer of the Metalworking Solutions and Services Group of Kennametal, Inc. (NYSE: KMT).  Prior to joining Kennametal in 1994, he served in senior operations management positions at General Signal Corporation and NL Industries. Mr. Gilbreath’s employment with us terminated in January 2009.

Karen L. Howard was elected Vice President in January 1997 and named our Chief Financial Officer in January 2006 after having served as interim Chief Financial Officer since August 2005 and Treasurer since August 2004.  From January 1997 to August 2004, Ms. Howard served as Vice President - Controller.  From June 1995 to January 1997, Ms. Howard was employed by us in various financial and accounting capacities. Previously, Ms. Howard was employed by Ernst & Young LLP as a certified public accountant.

Wolfgang Wegener was elected Vice President and Managing Director - Columbus McKinnon Europe in October 2006.  From January 1986 to October 2006, Mr. Wegener served as Managing Director of Yale Industrial Products GmbH, our German subsidiary.  Prior thereto, he served in various financial management positions within that company.

Joseph J.  Owen was elected Vice President in August 1999.  From April 1997 to August 1999, Mr. Owen was employed by us as Corporate Director - Materials Management. Prior to joining us, Mr. Owen was employed by Ernst & Young LLP in various management consulting capacities.

Charles R. Giesige was elected Vice President Rigging Products – the Americas in May 2009. He joined the Company in July 2006, initially serving as Executive Director and General Manager of our CM Hoist division and later served as Executive Director of Chain and Forgings. Prior to joining the Company, Mr. Giesige was employed as Vice President and General Manager of C&D Technologies, Inc. from 1999 to 2006.

Gene P. Buer was elected Vice President Hoist Products – the Americas in May 2009. In October 2005, Mr. Buer joined the Company as President of our Crane Equipment & Service, Inc. subsidiary. In April 2007, he also assumed the position of Executive Director of our CM Hoist division. Mr. Buer owned and operated a marketing and business consulting service from October 2003 to October 2005 prior to joining our Company.

Richard A. Steinberg has been employed by us since August 2005, initially as Director – Human Resources and, since November 2005, as Vice President - Human Resources. Prior to joining us, Mr. Steinberg was employed by Praxair Inc. for ten years in various human resources capacities, most recently as a Region Leader and Human Resource Manager.  Prior to joining Praxair in 1995, he held human resources positions at Computer Task Group Inc. located in Buffalo, New York and at The Goodyear Tire and Rubber Company located in Akron, Ohio.

Timothy R. Harvey has been with us since 1996, initially serving as Manager – Legal Affairs until his election in October 2003 as our General Counsel. Mr. Harvey also served as Secretary of the Company from October 2003 to July 2008. Prior to 1996, Mr. Harvey was engaged in the private practice of law in Buffalo, New York.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Committee Report on Executive Compensation

The Compensation and Succession Committee of the Board of Directors determines the compensation of our Chief Executive Officer and other executive officers.  This Committee is composed entirely of Directors who are neither executive officers nor employees of our Company.  In addition to determining the salary and bonus compensation for our executive officers, the Compensation and Succession Committee determines the grants under our Omnibus Plan, Non-Qualified Plan and Restricted Stock Plan (as these plans are defined below) and oversees the administration of other compensation plans and programs.

The Compensation and Succession Committee has reviewed the Compensation Discussion and Analysis set forth below and has discussed it with management.  In reliance on the reviews and discussions referred to above, the Compensation and Succession Committee recommended to the Board of Directors (and the Board has approved) that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K for the year ended March 31, 2009 for filing with the Securities and Exchange Commission.

May 17, 2009	Stephen Rabinowitz, Chairman Richard H. Fleming Liam G. McCarthy Nicholas T. Pinchuk Christian B. Ragot

Compensation Discussion and Analysis

Overview

We are a leading worldwide designer, manufacturer and marketer of material handling products, systems and services, which efficiently and ergonomically move, lift, position or secure material.  Key products include hoists, cranes, actuators and lifting and rigging tools.  We are focused on commercial and industrial applications that require the safety and quality provided by our superior design and engineering know-how.

The successful execution of our business strategy depends on our ability to attract, motivate, reward, and retain executive talent with the skills to foster innovative product and service development and grow the business in developing markets with the greatest opportunity.  Our executive compensation program is designed to support this strategy by:

•	attracting and retaining key executive talent by offering a competitive compensation program;
•	motivating executive actions that lead to sustained superior performance; and
•	aligning executive compensation with returns delivered to shareholders.

Overview of Fiscal Year 2009 Business Results and Performance Based Compensation

Our financial results for fiscal year 2009 were significantly impacted by the rapid decline in demand for our products, specifically in the latter half of the fiscal year, in which depth, breadth and rate of decline were unprecedented.  Since a significant portion of compensation opportunity for our executives varies based on financial and operating performance, actual compensation for fiscal year 2009 was significantly below targeted levels established as part of our Annual Incentive Plan and long-term incentive program.  As a result of the poor financial performance in fiscal year 2009 compared to goals established at the beginning of the fiscal year, actual compensation earned by the Named Executive Officers (“NEOs”) for 2009 fell approximately 50% below the target compensation opportunities established for each NEO at the start of the fiscal year.

In addition, the NEOs voluntarily agreed to forfeit 5% of their base salaries effective February 2009 until such time that the business and financial conditions return to a more stable environment.

Further details regarding fiscal year 2009 performance can be found in the “Components of Compensation” section.

Executive Management Change in Fiscal Year 2009

In January 2009, Derwin R. Gilbreath terminated his employment with us pursuant to a separation agreement.  Prior to that, Mr. Gilbreath served as the Vice President and Chief Operating Officer.

The Compensation Committee’s Role

Our compensation program is administered by the Compensation and Succession Committee of the Board of Directors (the “Compensation Committee”).

The Compensation Committee establishes performance objectives for the Chief Executive Officer (“CEO”) based on our annual business plan and long-term strategic goals approved by the Board of Directors.  Progress against these goals is monitored on a quarterly basis.  The Compensation Committee evaluates the CEO’s performance against these goals annually, with input to the evaluation from all independent Directors. The Compensation Committee also considers market data provided by our independent consultant, comparisons of our performance to our peers, strategic achievements during the year, such as acquisitions and their integration into our business, and value-creating divestitures, as well as internal assessment of the CEO’s performance provided by other members of executive management.  Based on these factors, the Compensation Committee makes recommendations concerning base salary increases, annual incentive award targets and payments under the Annual Incentive Plan and awards under our long-term incentive program.  The Compensation Committee has regularly-scheduled executive sessions to discuss CEO performance and compensation and other matters without any executive officers present.  All aspects of the CEO’s compensation are approved by our full Board of Directors.

The Compensation Committee approves base salary increases, Annual Incentive Plan targets and awards, long-term incentive program targets and awards and similar arrangements for the other NEOs in the Summary Compensation Table below after receiving recommendations from our CEO with input from the Vice President - Human Resources and our independent consultant.  The Compensation Committee makes the final decision and approves compensation decisions for all NEOs as well as all other executive officers.

The Compensation Committee’s composition is described in more detail in this proxy statement under the section above entitled “Corporate Governance - Compensation and Succession Committee.”

Compensation Committee Advisors

The Compensation Committee has the authority under its charter to engage the services of outside consultants, to determine the scope of the consultants’ services, and to terminate such consultants’ engagement.  In fiscal year 2009, the Compensation Committee continued its engagement of Exequity, LLP (“Exequity”), an independent compensation consulting firm, to advise the Compensation Committee on certain matters related to executive compensation including:

•	a competitive compensation review of the CEO and other executive officer positions;
•	executive compensation trend data, including plan design.

In fiscal year 2009, Exequity reviewed market data based upon the company’s target labor market for executive talent, presented market trends, proposed compensation, consulted on compliance issues and conducted a market review and analysis of board of directors’ compensation.  Additionally, Exequity attended in person or by conference telephone all Compensation Committee meetings.

Management’s Role in the Compensation-Setting Process

Our management is involved in the following executive compensation processes:

•	The Vice President Human Resources (“VP HR”) develops and oversees the creation of background and supporting materials for distribution to the Compensation Committee prior to its meetings;
•	The CEO, VP HR and Secretary attend all Compensation Committee meetings;
•
The CEO, VP HR and Director, Compensation and Benefits annually present and make recommendations to the Compensation Committee relating to annual incentives and long-term incentive plan designs and changes, if warranted;

•	The CEO recommends to the Compensation Committee base salary, target annual incentive and target long-term incentive adjustments for all executives, excluding the CEO; and
•	The VP HR receives executive session decisions, actions and underlying rationale for implementation as appropriate following the Committee’s executive sessions;
•	The VP HR regularly consults with and briefs the Compensation Committee chairman between scheduled meetings of the Compensation Committee.

Compensation Philosophy and Objectives

In making decisions with respect to compensation for our NEOs and other executives, the Compensation Committee is guided by the following objectives:

•
Our compensation program should be comprehensive, consisting of base salary, annual incentives, long-term incentives and benefits, and designed to support our objective of providing superior value to shareholders and customers;

•
Our compensation program should be designed to motivate and reward our executives for sustained superior performance through the use of variable compensation tied to short, intermediate and long-term results; and

•	Our business success depends on our ability to attract and retain executive talent through competitive compensation opportunity.

The following tables show the dollar values of our fiscal year 2009 target direct pay opportunities for our NEOs, as of April 1, 2008 and, separately, the impact of the voluntary forfeiture of 5% of base salary effective February 2009:

Executive Officer	Base Salary	Annual Incentive Target Opportunity	Total Cash Compensation Opportunity	Long-Term Incentive Target Opportunity	Total Target Pay Opportunity

Timothy T. Tevens, President and Chief Executive Officer (CEO)	$605,000	$453,750	$1,058,750	$605,000	$1,663,750

Derwin R. Gilbreath,(1) Former Vice President and Chief Operating Officer (COO)	$338,000	$185,900	$523,900	$270,400	$794,300

Karen L. Howard, Vice President – Finance and Chief Financial Officer (CFO)	$288,100	$144,050	$432,150	$230,480	$662,630

Wolfgang Wegener (2), Vice President and Managing Director - Columbus McKinnon Europe (VP-MD Europe)	$382,246	$172,011	$554,257	$95,562	$649,818

Joseph J. Owen, Vice President – Supply Chain Management	$224,300	$100,935	$325,235	$112,150	$437,385

Richard A. Steinberg Vice President - Human Resources	$178,300	$80,235	$258,535	$89,150	$347,685
_______________________________

(1)
Mr. Gilbreath’s employment with us terminated in January 2009.  Pursuant to Mr. Gilbreath’s Separation Agreement, Mr. Gilbreath was entitled to payment of the amount that would have been otherwise payable under the fiscal year 2009 Annual Incentive Plan, pro-rated through December 31, 2008.

(2)
Mr. Wegener’s base salary and other amounts shown in the table above reflect the amounts in Euros as of March 31, 2009 converted to US dollars using the conversion rate in effect at March 31, 2009. All dollar amounts shown in this proxy statement for Mr. Wegener reflect this conversion rate unless otherwise specified.

Target Compensation After February 2009 5% Voluntary Forfeiture

Executive Officer	Base Salary	Annual Incentive Target Opportunity	Total Cash Compensation Opportunity	Long-Term Incentive Target Opportunity(1)	Total Target Pay Opportunity

Timothy T. Tevens, President and Chief Executive Officer (CEO)	$574,750	$431,063	$1,005,813	$605,000	$1,610,813

Derwin R. Gilbreath,(2) Former Vice President and Chief Operating Officer (COO)

Karen L. Howard, Vice President – Finance and Chief Financial Officer (CFO)	$273,695	$136,848	$410,543	$230,480	$641,023

Wolfgang Wegener (3) Vice President and Managing Director - Columbus McKinnon Europe (VP-MD Europe)	$363,134	$163,410	$526,544	$95,562	$622,106

Joseph J. Owen, Vice President - Supply Chain Management	$213,085	$95,888	$308,973	$112,150	$421,123

Richard A. Steinberg Vice President - Human Resources	$169,385	$76,223	$245,608	$89,150	$334,758
___________________
(1)
Base salaries and annual incentive target opportunities were reduced in February, 2009.  Since long-term incentive awards were previously made in May 2008, the long-term incentive opportunities for fiscal 2009 were not impacted by the salary reductions.

(2)	Mr. Gilbreath’s employment with us terminated in January 2009.

(3)
Mr. Wegener’s base salary and other amounts shown in the table above reflect the amounts in Euros as of March 31, 2009 converted to US dollars using the conversion rate in effect at March 31, 2009. All dollar amounts shown in this proxy statement for Mr. Wegener reflect this conversion rate unless otherwise specified.

Elements of Our Compensation Program for Named Executive Officers

Our compensation philosophy and objectives are achieved by using the following elements in our compensation program for NEOs:

Element of Compensation Program	Employees Covered	Description	Key Objectives Promoted

Annual Compensation

• Salary	All salaried employees	Fixed annual compensation paid in accordance with our regular payroll procedures during the year.	Designed to be market competitive and enable us to attract and retain talented executives.

• Annual Incentive	Approximately 150 employees	Variable compensation based on performance achieved against pre-established goals during a one-year period.	Designed to motivate and reward achievement of financial, operational and strategic business goals.

Long-Term Compensation

• Stock Options	Approximately 40 employees
Right to purchase stock at a set price for a period of time after the right vests. Our stock options are earned based upon achievement of pre-determined one year return on invested capital goals (“ROIC”) and then vest as a result of continued employment for a stated period of time.  Our initial stock option grant sizes represent between 30% and 50% of each participant’s long- term incentive target opportunity.  Initial grants are adjusted by a multiplier between 0% and 150% based upon actual performance.
Designed to be market competitive, motivate and reward achievement of stock price growth, and align employees’ interests with those of our shareholders.

• Restricted Stock or Restricted Stock Units	Approximately 40 employees
Shares of stock or stock units (which directly mirror the value of our stock) which are earned based upon achievement of pre-determined one year Return on Invested Capital Goals and then vest as a result of continued employment for a stated period of time. Our initial grant sizes represent between 30% and 50% of each participant’s long-term incentive target value. Initial grants are adjusted by a multiplier between 0% and 150% based upon actual performance
Designed to retain executives and align their interests with those of our shareholders.

Element of Compensation Program	Employees Covered	Description	Key Objectives Promoted

• Performance Shares	7 executive officers
Stock which is earned based on our three year total shareholder return versus a comparator group.  Initial grants represent 40% of each executive’s long-term incentive target value.  Initial grants are adjusted by a multiplier between 0% and 150% based upon the actual performance.
Designed to be market competitive, motivate and reward achievement of long-term operational and strategic business goals, align pay with performance and drive long-term shareholder value.

Other Compensation Elements
• Qualified Pension Compensation	Generally, all non-union, U.S. employees	Company funded retirement benefits provided to employees, the amount of which depends on an employee’s years of service with us and final compensation.	Designed to be market competitive and enable us to attract and retain talented employees.

• Qualified Deferred Compensation	Generally, all non-union, U.S. employees
A 401(k) retirement savings plan that enables employees to defer a portion of their compensation.  Employee contributions made prior to March 1, 2009 are eligible for a Company matching contribution of 50% of contributions up to 3% of salary.  Effective March 1, 2009, the Company amended the 401(k) retirement savings plan to eliminate the matching formula and allow for discretionary contributions by the Company.

Designed to be market competitive and enable us to attract and retain talented employees.  The March 1, 2009 amendment to the plan was made in response to the dramatic decline in revenues experienced in the 2nd half of fiscal year 2009.

Element of Compensation Program	Employees Covered	Description	Key Objectives Promoted

• Non-Qualified Deferred Compensation	Approximately 40 executives and all Directors	A retirement savings plan that enables executives and Directors to defer a portion of their cash compensation in excess of the limits established by the qualified deferred compensation plan.	Designed to enable us to attract and retain talented executives and Directors.

• Employee Stock Ownership Plan	All non-union, U.S. employees	A plan that enables employees to earn and share in our ownership.	Designed to help align employees’ interests with those of our shareholders.

• Severance Protection (pre-Change in Control)	Generally, all non-union, U.S. employees	Severance protection providing severance equal to one week of salary for every year of service with us.	Designed to be market competitive and enable us to attract and retain talented employees.

• Severance Payments and Benefits after a Change in Control	14 executives
Severance protection providing severance equal to a multiple of salary and target bonus in the event of a termination without Cause by us or for Good Reason by the Executive following a Change in Control.

In addition to the Severance Protections above, designed to promote executive neutrality toward Change in Control transactions that may pose an employment risk as well as retain executives through a Change in Control transaction.

• Benefits	Generally, all U.S. employees	Health, dental, life and disability insurance protections.	Designed to be market competitive and enable us to attract and retain talented employees.

• Perquisites	Provided to select non- U.S. executives	Personal benefits provided to the executive including a car.	Designed to be market competitive and facilitate the executives’ attention to the business.

Executive Compensation Policies and Practices

Our Target Labor Market

In administering the compensation program, the Compensation Committee relies on market data provided periodically by its independent consultant based on filings made by peer companies with the Securities and Exchange Commission.  For benchmarking compensation, the Compensation Committee reviews compensation data for industrial companies of comparable size, which reflect the types of companies with which we compete for talent.  Here, we use a broader industrial market reference because the number of direct product and service market competitors is limited. Many of the companies that provide similar products and services are either privately-held, headquartered overseas, or part of a larger enterprise; therefore, executive compensation data may be either unavailable or of limited applicability to the U.S. labor market in which we principally compete.

Historically, we have used a peer group for benchmarking compensation.  The peer group incorporates companies that we consider primary competitors for talent and capital.  The peers consist of industrial companies of comparable size to us (generally one-half to twice our size in terms of revenue), which typically have significant employee populations in manufacturing, product engineering and sales.  In selecting the peers, the Compensation Committee excluded some companies that fit the above description but had low relative corporate governance ratings. The compensation peer group for fiscal year 2009 consisted of the following companies:

•	Actuant Corp.	•	Kadant, Inc.
•	Alamo Group Inc.	•	Kaydon, Corp.
•	Barnes Group Inc.	•	Lydall, Inc.
•	Blount International	•	Milacron, Inc.
•	Bucyrus International, Inc.	•	Miller Industries
•	Cascade	•	Nordson Corp.
•	Circor International	•	Robbins & Myers
•	Clarcor Inc.	•	Tennant
•	Enpro Industries, Inc.	•	Thermadyne Holding Corp.
•	Esco Technologies, Inc.	•	Titan International, Inc.
•	Federal Signal Corp.	•	Twin Disc, Inc.
•	Gardner Denver Inc.	•	Valmont Industries, Inc.
•	Gehl	•	Wabash National Corp.
•	Graco, Inc.	•	Watts Water Technologies, Inc.
•	Idex Corp.	•	Xerium Technologies, Inc.

In addition, we also consider data from compensation surveys published by leading compensation consulting and advisory firms including Mercer Benchmark Survey – Executive and for Mr. Wegener the Hay Group Survey-Germany.    The survey analysis targets companies of comparable size in the durable goods manufacturing sector, supplemented with general industry data as needed.

One of our NEOs, Mr. Wolfgang Wegener, lives and works in Germany.  The Compensation Committee considers differences in market practice and currency exchange rates between the U.S. and Germany in making compensation decisions for Mr. Wegener.  In administering Mr. Wegener’s compensation, the Compensation Committee considers both market practice in Germany as well as internal equity between Mr. Wegener and our other executive officers.

The analysis of both the peer group and published surveys includes base salary, annual bonus, long-term compensation and total compensation.

Our Target Pay Mix

The total compensation package for our executive officers consists of base salary, annual incentives, long-term incentives and benefits.  In determining both the target level of compensation and mix of compensation elements, we consider market practice, business objectives, expectations of our shareholders, and our own subjective assessment of individual executives’ performance, growth and future potential.

We have chosen a target mix of base salary, annual incentives and long-term incentives that generally reflects our peer industrial companies with actual pay mix varying based on the performance of our Company and of the individual.  Peer company practices will continue to be monitored as one reference point as we make decisions regarding target pay mix.  However, we will also continue to make strategic decisions based on our unique business objectives and circumstances, which may differ from peer company practices and circumstances.

While our target pay mix includes significant incentive opportunity, historically much of our compensation has been delivered in the form of base salary – due in past years to below target performance, resulting in below target annual incentive payouts, and longer intervals for granting long-term incentive awards.  In recent years, we have significantly elevated our performance and strengthened our pay-for-performance orientation with a higher proportion of compensation provided through variable pay.  We believe the current target pay mix achieves several important objectives: it supports a strong pay-for-performance culture; it balances the focus on annual and long-term objectives in support of our business strategy; it satisfies the need for flexibility to motivate and reward exceptional performance; and it maximizes tax deductibility of compensation.

The approximate current target pay mix for our executive officers is set forth in the table below.  The target pay mix for each NEO is based on current base salary and targeted annual and long-term incentive multiples as a percentage of base salary.

Executive Officer	Base Salary	Annual Incentives	Long-Term Incentives

Timothy T. Tevens, President and Chief Executive Officer	36%	28%	36%

Derwin R. Gilbreath,(1) Former Vice President and Chief Operating Officer	43%	23%	34%

Karen L. Howard, Vice President – Finance and Chief Financial Officer	43%	22%	35%

Wolfgang Wegener, Vice President and Managing Director - Columbus McKinnon Europe	59%	26%	15%

Joseph J. Owen, Vice President - Supply Chain Management	51%	23%	26%

Richard A. Steinberg Vice President - Human Resources	51%	23%	26%
____________________________
(1)	Mr. Gilbreath’s employment with us terminated in January 2009.

Factors Considered in Making Compensation Decisions

Actual compensation levels are a function of Company and individual performance as described under each specific compensation element below.  When making pay decisions, the Compensation Committee considers the competitiveness of individual elements of compensation as well as the aggregate sum of base salary, annual incentives and the expected value of long-term incentives (determined at grant) for an executive officer.  Awards are generally prorated if an NEO is promoted during the year, based on the timing of the promotion.  The Compensation Committee may also consider salary increase history, past bonus awards and past equity awards as context in understanding year-to-year changes in compensation and retention effect of prior awards. Under the Annual Incentive Plan and long-term incentive program, initial awards are determined based upon target values established for each of the NEOs and then adjusted upon comparison of actual performance to pre-established criteria.  The Compensation Committee retains the discretion to decrease the size of individual awards in situations where an executive officer’s individual performance falls below expectations. Final decisions on any major element of compensation, as well as total compensation for executive officers, are made by the Compensation Committee or the full Board of Directors.

The compensation program is generally applied consistently to NEOs.  Exceptions related to CEO compensation are noted throughout this report.  In addition, Mr. Wegener’s position is located in Germany, and exceptions related to his compensation are noted throughout this report.

The Compensation Committee’s Position on Compensation and Excessive Risk

In establishing the structure and levels of executive compensation, the Compensation Committee has been mindful of the potential for risk taking by management to achieve certain target or above target incentives.  The Compensation Committee has sought to balance fixed and variable compensation, short-term and long-term compensation, the performance metrics used in determining incentive compensation and the level of in-service and post-retirement benefits to mitigate against unnecessary or excessive risk taking.

During fiscal year 2009 the Company adopted additions to the executive compensation program that further align with shareholder interest and encourage management not to take excessive risks.  Those additions are:

•	Beginning with fiscal year 2010, a minimum cash flow trigger must be satisfied before any payouts can be made under the Annual Incentive Plan; and
•	Stock Ownership guidelines were adopted for all officers.

Components of Compensation

Base Salary

Base salary provides a fixed amount of compensation appropriate to attract and retain key executives and to underpin the cyclicality of our business that can cause fluctuations in variable compensation from year to year. The Compensation Committee reviews base salaries on an annual basis, recommends adjustments to the CEO’s salary to the Board of Directors, and approves adjustments for other NEOs.  Salary adjustments are based on an assessment of the individual executive’s performance and merit including the company’s code of conduct and corporate governance principles, our goal of achieving market parity with the salaries of executives in the competitive market, recognition of promotion or other increases in responsibility, the scope of the executive’s role relative to our other executives, and the general economic environment impacting the Company.  History of salary increases may also be reviewed and considered. Mid-year adjustments are considered when there is a significant change in the executive’s role or responsibility.

The Compensation Committee has recommended that any adjustments to salary for an executive officer will depend upon a formal annual review of job performance, accomplishments and progress toward individual and/or overall goals and objectives for each segment of our business that such executive officer oversees, as well as his or her contributions to our overall direction.  Long-term growth in shareholder value is an important factor.  The results of executive officers’ performance evaluations, as well as their demonstration and support of the Company’s values, including strong ethics, leadership style, and sound corporate governance, form a part of the basis of the Compensation Committee’s decision to approve, at its discretion, future adjustments in base salaries of our executive officers.

The Committee approved the following base salary adjustments effective April 1, 2008 for our NEOs:

Executive Officer	Fiscal 2008 Base Salary	April 2008 Base Salary	Percentage Increase	February 2009 Base Salary(1)

Timothy T. Tevens, President and Chief Executive Officer	$575,000	$605,000	5.2%	$574,750

Derwin R. Gilbreath, Former Vice President and Chief Operating Officer	$328,000	$338,000	3.0%	__

Karen L. Howard, Vice President – Finance and Chief Financial Officer	$277,000	$288,100	4.0%	273,695

Wolfgang Wegener, Vice President and Managing Director - Columbus McKinnon Europe (2)	$371,115	$382,246	3.0%	363,134

Joseph J. Owen, Vice President - Supply Chain Management	$217,700	$224,300	3.0%	213,085

Richard A. Steinberg Vice President - Human Resources	$171,400	$178,300	4.0%	169,385
_______________________________
(1)	Effective February 2009, the NEOs voluntarily forfeited 5% of their salary until such time as the financial condition of the company returns to a more stable environment.
(2)	Mr. Wegener’s 2008 and 2009 salaries are based upon actual salary in Euros converted to US dollars based upon the March 31, 2009 exchange rate.

Annual Incentive Plan

The purpose of the Annual Incentive Plan is to attract, motivate, reward, and retain highly qualified executives on a competitive basis and provide financial incentives that promote Company success.  This plan is designed to maximize the deductibility of bonuses paid under the Annual Incentive Plan by qualifying them as performance-based compensation not subject to the Internal Revenue Code Section 162(m) $1,000,000 limit on the deductibility of compensation.

At the beginning of each fiscal year, our Compensation Committee recommends, and our Board approves, the key measures or “Drivers” for the Annual Incentive Plan.  The Annual Incentive Plan focuses on the short-term goals that are most important to our success over the fiscal year, and that are generally within the control of the participants.  It is the policy and ongoing intention of our Board of Directors to establish targeted performance levels for each Driver as soon as the fiscal year budget is adopted or at the start of the respective performance periods.  Targeted performance levels are generally set for our Company as a whole, but may also encompass individual business units, groups, or divisions as appropriate.  Drivers and targeted performance levels are based on the Board of Directors’ assessment of our priorities, outlook, current and projected economic conditions and other pertinent factors, and are intended to be challenging, but achievable, with significant and effective effort.  The Board of Directors reviews audited year-end results to determine whether targeted performance levels have been met. The Board of Directors retains discretion to cap, reduce, or eliminate payments under the Annual Incentive Plan.

The Board of Directors also determines the weighting to be assigned to each Driver.  For each Driver, goals are set at threshold, target, and maximum levels.  Payouts are determined by multiplying the appropriate weighting by the percentages outlined in the table below; linear interpolation is used to determine percentages when performance falls between levels.  The aggregate payout to any NEO may not exceed 300% of target.

Driver Performance Level	Percentage of Target (to be multiplied by weight for each Driver)

Maximum Performance Level (or higher)	300%
Target Performance Level	100%
Threshold Performance Level	50%
Below Threshold Performance Level	0%

Drivers and associated weightings for fiscal year 2009, which were established by the Board of Directors for each executive officer, are shown below.  NEOs with corporate responsibilities are measured primarily on consolidated results.  Fiscal year 2009 Drivers reflected the importance to us in fiscal year 2009 of profitability, growth and efficient use of capital.  NEOs with specific business unit responsibility are measured on both consolidated and business unit results.

Fiscal 2009 Drivers	Timothy T. Tevens	Derwin R. Gilbreath	Karen L. Howard	Wolfgang Wegener	Joseph J. Owen	Richard A. Steinberg

US Sales Growth	15%	15%	15%	7.5%	7.5%	15%

Non-US Sales Growth	15%	15%	15%	7.5%	7.5%	15%

Operating Income	50%	50%	50%	25%	25%	50%

Working Capital Utilization	20%	20%	20%	10%	10%	20%

US Sales Growth – Hoist Group	N/A	N/A	N/A	N/A	7.5%	N/A

Non-US Sales Growth – Hoist Group	N/A	N/A	N/A	N/A	7.5%	N/A

Operating Income – Hoist Group	N/A	N/A	N/A	N/A	25%	N/A

Working Capital Utilization – Hoist Group	N/A	N/A	N/A	N/A	10%	N/A

Sales Growth – Europe Region	N/A	N/A	N/A	15%	N/A	N/A

Operating Income – Europe Region	N/A	N/A	N/A	25%	N/A	N/A

Working Capital Utilization – Europe Region	N/A	N/A	N/A	10%	N/A	N/A
_________________________

The fiscal year 2009 targets, performance achieved as a percent of target, and the fiscal year 2009 payout percentages under each Driver are shown below.

	Fiscal 2009 Targets (Dollars in Millions)			Fiscal 2009 Performance
Fiscal 2009 Drivers	Threshold	Target	Maximum	% of Target

Domestic (US) Sales Growth	$2.0	$13.9	$44.0	0%

International (non US) Sales Growth	$3.0	$17.8	$58.0	0%

Operating Income	$81.5	$85.7	$96.5	0%

Working Capital Utilization	19.4%	18.1%	16.0%	96%

Domestic (US) Sales Growth – Hoist Group	$2.3	$8.3	$23.9	0%

International (non US) Sales Growth – Hoist Group	$0.5	$1.8	$5.3	115%

Operating Income – Hoist Group	$46.8	$49.0	$54.3	0%

Working Capital Utilization – Hoist Group	19.5%	19.1%	18.0%	50%

Sales Growth – Europe Region	$2.9	$13.4	$41.8	55%

Operating Income – Europe Region	$15.8	$17.1	$20.3	0%

Working Capital Utilization – Europe Region	23.8%	22.8%	20.8	0%
__________________________

Annual incentive targets, percent of target awarded based on performance and percentage of base salary awarded based on performance for fiscal year 2009 are shown below:

Executive Officer	Annual Incentive Target (% of Base Salary)	Actual Payout Based on Performance Achieved (% of Target Award)	Actual Payout Based on Performance Achieved (% of Base Salary)

Timothy T. Tevens, President and Chief Executive Officer	75%	19%	14%

Derwin R. Gilbreath, Former Vice President and Chief Operating Officer	55%	19%	8%

Karen L. Howard, Vice President – Finance and Chief Financial Officer	50%	19%	10%

Wolfgang Wegener, Vice President and Managing Director - Columbus McKinnon Europe	45%	18%	8%

Joseph J. Owen, Vice President - Supply Chain Management	45%	23%	10%

Richard A. Steinberg Vice President - Human Resources	45%	19%	9%
____________________________

See the Summary Compensation Table for actual awards for fiscal year 2009 performance made to NEOs.

Awards to NEOs are made under the Annual Incentive Plan in order to maximize deductibility of these amounts for federal income tax purposes under Section 162(m) of the Internal Revenue Code.

Long-Term Incentives

The objectives of our long-term incentive program are to:

•	link executive compensation and our long-term performance;
•	better align key employees with our business strategies and with our shareholders’ interests; and
•	provide opportunity for long-term compensation that is competitive with peer companies and sufficient to attract and retain executive talent to effectively manage our business objectives.

In developing target levels for long-term incentive compensation for NEOs in conjunction with our current equity-based compensation strategy, the following factors were considered:

•	a competitive analysis;
•	the impact of the NEOs’ roles within our Company; and
•	the cost and share usage associated with the proposed plan.

Target long-term incentives (as a percentage of salary) are as follows:

Executive Officer	Long-Term Incentive Target (% of Base Salary)

Timothy T. Tevens, President and Chief Executive Officer	100%

Derwin R. Gilbreath, Former Vice President and Chief Operating Officer	80%

Karen L. Howard, Vice President – Finance and Chief Financial Officer	80%

Wolfgang Wegener, Vice President and Managing Director – Columbus McKinnon Europe	25%

Joseph J. Owen, Vice President - Supply Chain Management	50%

Richard A. Steinberg Vice President - Human Resources	50%
____________________________

The target long-term incentive mix for our NEOs consists of non-qualified stock options (30% of target value), restricted stock or restricted stock units (30% of target value), and performance shares (40% of target value).  Dollar values are converted to share numbers based on an estimate of expected value at initial grant.

In May 2008, the Compensation Committee changed the process and timing for granting equity under the long-term incentive program.  For fiscal year 2009, grants of options and restricted stock units were approved by the Committee and granted in the first quarter of fiscal 2009 with vesting of the awards subject to fiscal 2009 performance. For fiscal 2008 and prior years, grants of options and restricted stock units were made following the completion of the fiscal year based on performance during the prior year. As a result of this change, in May 2008, grants of stock options and restricted stock units were made covering both fiscal 2008 and fiscal 2009 as reflected in the Grants of Plan-Based Awards Table.  The following tables summarize the equity granted as part of the NEOs’ annual compensation for fiscal year 2008 and fiscal year 2009.

Fiscal Year 2008	Performance Period	Initial Grant Date	Initial Grant as a Percent of Target	Date Grant Adjusted for Actual Performance	Shares or Units Earned as a Percent of Target

Performance Shares Subject to Total Shareholder Return	April 2007 to March 2010	May 2007	150%	May 2010	TBD

Options Subject to ROIC Performance	April 2007 to March 2008	N/A(1)	N/A(1)	May 2008	78%

Restricted Stock Units Subject to ROIC Performance	April 2007 to March 2008	N/A(1)	N/A(1)	May 2008	78%
_________________________

(1)	Options and Restricted Stock Units subject to ROIC Performance were granted after the performance period for fiscal year 2008; therefore, there was no initial grant.

Fiscal Year 2009	Performance Period	Initial Grant Date	Initial Grant as a Percent of Target	Date Grant Adjusted for Actual Performance	Shares or Units Earned as a Percent of Target

Performance Shares – Subject to Total Shareholder Return	April 2008 to March 2011	May 2008	100%	May 2011	TBD

Options Subject to ROIC Performance	April 2008 to March 2009	May 2008	100%	May 2009	0%

Restricted Stock Units Subject to ROIC Performance	April 2008 to March 2009	May 2008	100%	May 2009	0%
______________________

The fiscal year 2009 initial grant of options and restricted stock or restricted stock units was approved by the Compensation Committee and granted at the start of the respective performance periods as shown in the table below.

Executive Officer	Target Number of Performance Shares Subject to Three Year Total Shareholder Return Performance (1)	Target Number of Options Granted Subject to One Year ROIC Performance (1)	Target Number of Restricted Stock Units Granted Subject to One Year ROIC Performance (1)

Timothy T. Tevens, President and Chief Executive Officer	8,304	11,800	6,228

Derwin R. Gilbreath, Former Vice President and Chief Operating Officer	3,711	5,274	2,784

Karen L. Howard, Vice President – Finance and Chief Financial Officer	3,163	4,495	2,373

Wolfgang Wegener, Vice President and Managing Director - Columbus McKinnon Europe	1,545	2,196	1.159

Joseph J. Owen, Vice President - Supply Chain Management	1,539	2,187	1,154

Richard A. Steinberg, Vice President - Human Resources	1,224	1,739	918
_________________________

(1)	Grant represents target value for fiscal year 2009 and was granted on May 19, 2008.

Stock Options, Restricted Stock and Restricted Stock Units.   Stock options are included to align management and shareholder interest by encouraging decisions and actions that result in long-term stock appreciation and ownership interest for management. In order to support retention and align executives with our stock performance over a longer horizon, options which are earned then vest 25% annually over the 2nd through 5th anniversary from the initial grant date of target awards and remain exercisable for 10 years from the date of grant.

Restricted stock and restricted stock unit awards are designed to support executive retention and share ownership. Vesting of awards under our equity plans is at the discretion of the Compensation Committee, subject to certain limitations; however, in fiscal year 2009 the practice was to have such awards vest ratably over three years beginning on the third anniversary of the date of the award.

For fiscal year 2009, the number of stock options and restricted stock units that may vest is subject to adjustment based on an evaluation of ROIC performance for the fiscal year ended (e.g., fiscal year 2009).  Awards are determined in the following manner:

Return On Invested Capital Performance Level	Return On Invested Capital Amount	% of Target Earned

Below Threshold	Less than 9.6%	0%
Threshold	9.6%	50%
Target	10.5%	100%
Maximum	12.3%	150%

Linear interpolation will be used to calculate grant levels between Threshold, Target and/or Maximum results.

For fiscal year 2009, the threshold level of ROIC at 9.6% was not achieved, thus 100% of the options and restricted stock units tied to return on invested capital performance were forfeited in fiscal year 2009.

Performance Shares.   Grants of performance shares are made annually, with vesting dependent upon performance achieved during a three-year performance period.  Actual vesting of the awards and their ultimate value will be determined by relative three-year total shareholder return.  Total shareholder return is based on annualized rates of return reflecting stock price appreciation plus reinvestment of dividends, if applicable.  Performance will be assessed against the same set of peer companies as is used for compensation benchmarking,  The peer companies consist of companies that are of comparable size to us (generally one-half to twice our size in terms of revenue) and that we consider to be primary competitors for talent, capital, and/or customers:

•	Actuant Corp.	•	Kadant, Inc.
•	Alamo Group Inc.	•	Kaydon, Corp.
•	Barnes Group Inc.	•	Lydall, Inc.
•	Blount International	•	Milacron, Inc.
•	Bucyrus International, Inc.	•	Miller Industries
•	Cascade	•	Nordson Corp.
•	Circor International	•	Robbins & Myers
•	Clarcor Inc.	•	Tennant
•	Enpro Industries, Inc.	•	Thermadyne Holding Corp.
•	Esco Technologies, Inc.	•	Titan International, Inc.
•	Federal Signal Corp.	•	Twin Disc, Inc.
•	Gardner Denver Inc.	•	Valmont Industries, Inc.
•	Gehl (1)	•	Wabash National Corp.
•	Graco, Inc.	•	Watts Water Technologies, Inc.
•	Idex Corp.	•	Xerium Technologies, Inc.

(1) Gehl was acquired in October 2008 and was dropped from the peer company calculation of relative performance and compensation peer group at that time.

For fiscal year 2009, performance shares are subject to adjustment based on the performance and payout relationship as illustrated in the table below:

Relative Total Shareholder Return Performance	Payout (% of Target)

Below 25th Percentile	0%
25th Percentile	25%
Median	100%
75th Percentile and above	150%

Linear interpolation will be used to establish payout levels between Threshold, Target and/or Maximum results.

The long-term incentive strategy is designed to support our business strategy and the interests of our shareholders.  Where possible, the program has been designed such that long-term incentives can qualify as performance-based compensation so that the expense associated with the program is fully deductible for federal income tax purposes.  Stock options, restricted stock and performance shares are expected to qualify as performance-based compensation.

Stock Option Granting Practices

The exercise price for any stock option is equal to the fair market value on the date of grant, which is an average of the opening and closing price on the date of grant.  The date of grant is the date of the Board of Directors meeting at which the award is approved.

Retirement and Deferred Compensation

Retirement benefits provided to NEOs (other than Mr. Wegener) are the same as those provided to our other full-time, salaried domestic employees. Retirement programs are designed to provide a competitive benefit to employees while allowing the Company to manage costs.

The Columbus McKinnon Corporation Monthly Retirement Benefit Plan, a defined benefit pension plan (the “Pension Plan”), provides an annual benefit at age 65 equal to the product of (i) 1% of the participant’s final average earnings (which is generally equal to the higher of (a) the average 12-consecutive month earnings during the last consecutive 60 months prior to retirement or (b) the average 12-consecutive month earnings during any 60-consecutive month period within the last 120 months prior to retirement) plus 0.5% of that part, if any, of final average earnings in excess of social security covered compensation, multiplied by (ii) such participant’s years of credited service, limited to 35 years.

Mr. Wegener is covered by a pension plan sponsored by our German subsidiary, Yale Industrial Products GmbH.  This defined benefit pension plan provides an annual benefit at age 65 equal to the product of (i) 0.5% of the highest average annual earnings of five years in succession of the last ten years prior to retirement, multiplied by (ii) credited years of service prior to age 65.

We also maintain a 401(k) retirement savings plan covering non-union domestic employees.  Highly compensated employees may contribute up to 6% of annual cash compensation (base salary and payments under the Annual Incentive Plan) subject to limits set by the Internal Revenue Code.  Contributions made prior to March 1, 2009 are eligible for a Company matching contribution of 50% of contributions up to 3% of salary.  Effective March 1, 2009, the Company amended the 401(k) retirement savings plan to eliminate the matching formula and allow for discretionary contributions by the Company.

We maintain an Employee Stock Ownership Plan for the benefit of our domestic, non-union employees including our domestic NEOs.  This Plan is considered a retirement benefit by the Company in conjunction with its defined benefit pension and 401(k) retirement savings plans.

During fiscal year 2008, we established a non-qualified deferred compensation plan (the “NQDC Plan”) under which eligible participants (including our Directors and domestic NEOs) may elect to defer a portion of their cash compensation. The NQDC Plan does not currently offer a company match on participant contributions. Participants may defer up to 75% of their base salary and up to 100% of annual short-term and long-term incentive cash compensation. Payment of balances will occur in accordance with Internal Revenue Code Section 409A requirements.

Stock Ownership

Consistent with our objective of aligning management’s interests with shareholders, we have established stock ownership requirements for all corporate and operating officers to maintain or accumulate minimum ownership levels of the Company’s Common Stock.  Executives are required to retain a portion of their equity compensation upon vesting in shares or exercise of options.  The portion that each executive must continue to hold is described as the retention ratio which is applied to the after-tax shares received by the executive. If the value of shares held by an executive exceeds a specified multiple of base salary, the executive is no longer subject to the retention ratio requirement with respect to additional after-tax shares received by the executive. The following table summarizes the ownership guidelines as well as the respective retention ratio for executives.

Position / Title	Multiple of Base Salary	Retention Ratio

Chief Executive Officer	5X	50%

Chief Operating Officer and Chief Financial Officer	4X	50%

Executive Committee Members (other than COO and CFO)	3X	50%

Other Officers	2X	40%

Other Benefits and Perquisites

We provide very limited perquisites and other compensation to our NEOs.  Instead, as previously discussed, we have elected to provide competitive fixed compensation through salary and benefits with opportunity for additional compensation through variable compensation based on Company performance.

NEOs may participate in benefit plans that are offered generally to salaried domestic employees such as those described above, as well as short and long-term disability, life insurance, health and welfare benefits, and paid time off.

Because the market for executive talent is national, and in some cases, global, we may recruit from outside of the regional area in order to obtain top talent.  We may elect to pay relocation costs for full-time employees who are required to relocate in connection with their employment (including NEOs) to minimize any financial detriment to the employee.  In situations where we pay relocation cost, we may also provide a payment to cover the cost of any additional taxes the employee incurs as a result of the reimbursement (a gross-up payment).

Mr. Wegener is employed in Germany and receives government benefits including health care, pension and unemployment insurance, for which we provide mandatory contributions.  Mr. Wegener is also covered by workers’ compensation insurance, for which we make contributions on his behalf.  Mr. Wegener is also entitled to the use of an automobile for business purposes.

Employment and Change-In-Control Agreements

Employment Agreements

With the exception of Mr. Wegener, the Company has no employment agreements with its NEOs, but does provide these other NEOs with eligibility for severance benefits under our general severance policy upon delivery of an acceptable release of legal claims, i.e., severed employees are paid one week of their base salary for every year of service at the Company.

Mr. Wegener’s agreement, entered into in 1996, does not have a fixed term and may be terminated by either party upon delivering written notice at least six months prior to the end of a calendar quarter.  Mr. Wegener’s base salary is reviewed and may be adjusted annually.  Mr. Wegener also participates in our Annual Incentive Plan and long-term incentive Program. Mr. Wegener’s agreement contains various restrictive covenants relating to the protection of confidential information and non-disclosure.

Change in Control Agreements

We have entered into change in control agreements with Messrs. Tevens, Owen, Steinberg, and Ms. Howard and certain other of our officers and employees.  The intent of these agreements is to provide executive officers with financial security in the event of a change in control to facilitate a transaction which may benefit shareholders but result in job loss to executives.  The change in control agreements provide for an initial term of one year, which, absent delivery of notice of termination, is automatically renewed annually for an additional one year term.

Generally, each of the NEOs (other than Mr. Wegener) is entitled to receive, upon termination of employment within 6 months preceding or 24 months after a change in control of our Company (unless such termination is because of death, disability, for cause or by the officer or employee other than for “good reason,” as defined in the change in control agreements), (i) a lump sum severance payment equal to three times the sum of (A) his or her annual salary and (B) the greater of (1) the annual target bonus under the Annual Incentive Plan in effect on the date of termination and (2) the annual target bonus under the Annual Incentive Plan in effect immediately prior to the change in control, (ii) a lump sum payment, in cash, equal to thirty-six (36) times the monthly cost of continued coverage if COBRA is elected under the company group health plans, (iii) a lump sum payment equal to the actuarial equivalent of the pension payment which he or she would have accrued under our tax-qualified retirement plans had he or she continued to be employed by us for three additional years, (iv) unless otherwise provided in an equity award agreement, all options, restricted shares or units and performance shares or units become fully vested and (v) certain other specified payments.

Aggregate “payments in the nature of compensation” (within the meaning of Section 280G of the Internal Revenue Code) payable to any executive or employee under the change in control agreements is limited to the amount that is fully deductible by us under Section 280G of the Internal Revenue Code less one dollar. The events that trigger a change in control under these agreements include (i) the acquisition of 20% or more of our outstanding common stock by certain persons, (ii) certain changes in the membership of our Board of Directors, (iii) certain mergers or consolidations, (iv) certain sales or transfers of substantially all of our assets and (v) the approval by our shareholders of a plan of dissolution or liquidation.

Tax and Accounting Considerations

The Compensation Committee has considered the implications of Section 162(m) of the Internal Revenue Code in making decisions concerning compensation design and administration. The Compensation Committee views tax deductibility as an important consideration and intends to maintain deductibility wherever possible, but also believes that our business needs should be the overriding factor of compensation design.  Therefore, the Compensation Committee believes it is important to maintain flexibility and has not adopted a policy requiring that specific programs meet the requirements of performance-based compensation under Section 162(m).  Nevertheless, we believe that all compensation provided to the NEOs for fiscal year 2009 is fully deductible.  The Committee also considers tax implications for executives and structures its compensation programs to comply with Section 409A of the Internal Revenue Code.  Accounting and cost implications of compensation programs are considered in program design; however, the main factor is alignment with our business needs.

Incentive Plans

2006 Long Term Incentive Plan.    In May 2006, we adopted the Omnibus Plan and reserved, subject to certain adjustments, an aggregate of 850,000 shares of our common stock for issuance thereunder.  The Omnibus Plan was approved by our shareholders in July 2006 at our 2006 Annual Meeting.  Under the terms of Omnibus Plan, incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units and stock bonuses may be granted by our Compensation Committee to our officers and other key employees, as well as to non-employee directors.  In fiscal year 2009, we granted 43,535 shares of performance-based restricted stock, 12,436 shares of our common stock, 32,050 restricted stock units and 139,150 stock options under the Omnibus Plan.  There are 649,330 shares remaining for future issuance under the Omnibus Plan.  We plan to utilize these available shares in connection with future grants where appropriate.

Non-Qualified Stock Option Plan.   In October 1995, we adopted the Columbus McKinnon Corporation Non-Qualified Stock Option Plan (the “Non-Qualified Plan”) and reserved, subject to certain adjustments, an aggregate of 250,000 shares of our common stock for issuance thereunder.  Under the terms of the Non-Qualified Plan, which was amended in 1999, options may be granted by our Compensation Committee to our officers and other key employees as well as to non-employee directors and advisors.  In fiscal year 2009, no grants were made under the Non-Qualified Plan.  There are 59,670 shares remaining for future issuance under the Non-Qualified Plan.  We plan to utilize these available shares in connection with future option grants where appropriate.

Restricted Stock Plan.   The Columbus McKinnon Corporation Restricted Stock Plan (the “Restricted Stock Plan”), which was adopted in October 1995 and amended in 2002, reserves, subject to certain adjustments, an aggregate of 150,000 shares of our common stock to be issued upon the grant of restricted stock awards thereunder.  Under the terms of the Restricted Stock Plan, our Compensation Committee may grant to our employees restricted stock awards to purchase shares of common stock at a purchase price of not less than $.01 per share.  Shares of common stock issued under the Restricted Stock Plan are subject to certain transfer restrictions and, subject to certain exceptions, must be forfeited if the grantee’s employment with us is terminated at any time prior to the date the transfer restrictions have lapsed.  Grantees who remain continuously employed with us become vested in their shares five years after the date of the grant, or earlier upon death, disability, retirement or other special circumstances.  The restrictions on any such stock awards automatically lapse in the event of certain extraordinary transactions, including a change in our control.  In fiscal year 2009, no grants were made of shares of our common stock under the Restricted Stock Plan.  There are 47,000 shares remaining for future issuance under the Restricted Stock Plan.  We plan to utilize these available shares in connection with future awards where appropriate.

Annual Incentive Plan.   In 2006, we adopted the Annual Incentive Plan to replace our previous corporate incentive plan and to pay covered employees appropriate bonuses for their performance and to obtain, for federal income tax purposes, the deductibility of bonus awards made under this Plan.  Accordingly, the amounts payable under this Plan are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code.  Our executive officers and certain of our managers are eligible to participate in the Annual Incentive Plan.  Under this Plan, for each fiscal year, the objective performance goal(s) for each participant is set by the Compensation Committee within the first 90 days of the fiscal year.  The performance goals will relate to one or more business criteria within the meaning of Section 162(m) of the Internal Revenue Code, but limited to: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Compensation Committee), sales or revenue, net income (either before or after taxes), operating earnings or income, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on investment, return on shareholders’ equity, return on assets or net assets, return on capital, debt reduction, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, cost reduction or savings, customer or employee satisfaction, safety, working capital, earnings or diluted earnings per share, price per share of our common stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.  After the end of each fiscal year, the Compensation Committee will determine and certify in writing the amount of bonus to be awarded to each participant in accordance with the limitations established by the Plan, which bonus will be paid in cash.

401(k) Plan.  We maintain a 401(k) retirement savings plan which covers all of our non-union employees in the U.S., including our executive officers, who have completed at least 90 days of service.  Eligible participants may contribute up to 30% of their annual compensation (6% for highly compensated employees), subject to an annual limitation as adjusted by the provisions of the Internal Revenue Code.  Employee contributions through February 28, 2009, are matched by the Company in an amount equal to 50% of the employee’s contributions, as such term is defined in the 401(k) Plan.  Our matching contributions are limited to the first 3.0% of the employee’s base pay and vest at the rate of 20% per year.  Effective March 1, 2009, the Company amended the 401(k) retirement savings plan to eliminate the matching formula and allow for discretionary contributions by the Company.  No discretionary contributions were made in fiscal year 2009.

Summary Compensation Table

The following table sets forth the cash compensation as well as certain other compensation earned during the years ended March 31, 2009, 2008 and 2007, for the Company’s Chief Executive Officer, Chief Financial Officer and each of its three other most highly compensated executive officers who received annual compensation in excess of $100,000:
Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Award	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
Timothy T. Tevens, President and Chief Executive Officer	2009 2008 2007	$603,022 575,000 550,000	$─ ─ ─	$179,953 112,260 ─	$45,170 108,565 91,875	$82,764 357,995 401,198	$11,354 (4) 13,864 37,432	$8,094(5) 11,805 10,357	$930,357 1,179,489 1,090,862

Derwin R. Gilbreath(3), Former Vice President and Chief Operating Officer	2009 2008 2007	260,000 328,000 315,000	─ ─ ─	(51,233) 51,233 ─	15,244 96,974 84,375	26,770 139,882 149,030	(40,404)(4) 22,213 18,191	163,606(5) 11,805 222,037	373,983 650,107 788,633

Karen L. Howard, Vice President – Finance and Chief Financial Officer	2009 2008 2007	287,159 277,000 265,000	─ ─ ─	69,018 43,262 ─	12,654 20,938 14,700	26,275 107,393 113,977	2,528(4) 6,531 24,252	8,094(5) 11,805 10,090	405,728 466,929 428,019

Wolfgang Wegener, Vice President and Managing Director - Columbus McKinnon Europe	2009 2008 2007	379,061(6) 442,140 359,332	─ ─ ─	33,741 17,559 ─	6,788 13,137 150,338	29,170 256,205 336,447	214,019(7) 203,687 661,296	─ ─ ─	662,779 932,728 1,507,413

Joseph J. Owen, Vice President - Supply Chain Management	2009 2008 2007	223,566 217,700 211,200	─ ─ ─	33,770 21,250 ─	9,255 25,114 22,050	22,295 66,979 94,764	6,368(4) 8,635 21,033	8,094(5) 11,957 10,090	303,348 351,635 359,137

Richard A. Steinberg, Vice President - Human Resources(8)	2009	177,717	─	26,699	133,368	14,635	14,385(4)	8,094(5)	374,898
___________________

(1)
Represents the amount recognized for financial statement reporting purposes in accordance with FAS No. 123(R) using the assumptions set forth in the footnotes to the financial statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009.  These values include expense for option awards granted prior to fiscal year 2009, all or a portion of which vested in fiscal year 2009.

(2)	Represents awards under the Annual Incentive Plan earned in fiscal year 2009 and paid in fiscal year 2010.

(3)	Mr. Gilbreath’s employment with us terminated in January 2009.

(4)	Represents the aggregate change in actuarial value under the Columbus McKinnon Corporation Monthly Retirement Benefit Plan from March 31, 2008 to March 31, 2009.

(5)
For Messrs. Tevens, Owen, Steinberg and Ms. Howard, consists of: (i) the value of shares of common stock allocated in fiscal year 2009 under our Employee Stock Ownership Plan, or ESOP, to accounts in the amount of $984 each, (ii) premiums for group term life insurance policies insuring their lives in the amount of $141 each and (iii) our matching contributions under our 401(k) plan in the amount of $6,900 each.  The amount reflected for Mr. Gilbreath includes $27,300 accrued vacation, $79,300 severance, $50,000 in other payments made in fiscal year 2009 pursuant to his separation agreement, as well as $106 for group term life insurance, and matching contributions under the 401(k) plan in the amount of $6,900.

(6)	Represents payments to Mr. Wegener of €285,954, as converted based on the conversion rate in effect on March 31, 2009.

(7)
Represents the aggregate increase in actuarial value under the Yale Industrial Products GmbH Pension Plan from March 31, 2008 to March 31, 2009 of €161,451, as converted based on the conversion rate in effect on March 31, 2009.

(8)	No prior year data included for Richard A. Steinberg, Vice President - Human Resources, because he was not an NEO prior to fiscal year 2009.

Grants of Plan-Based Awards
The following table sets forth information with respect to plan-based awards granted in fiscal year 2009 to the executives named in the summary compensation table including awards under the Annual Incentive Plan (AIP), and equity awards of stock options (SO), performance shares (PS) and restricted stock units (RSU)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards per Share	Grant Date Fair Value of Stock and Option Awards(2)
Timothy T. Tevens, President and Chief Executive Officer	AIP PS SO RSU SO RSU	5/19/08(3) 5/19/08(3) 5/19/08(3) 5/19/08(4) 5/19/08(4)	$215,531	$431,063	$1,293,188	4,152 5,900 3,114	8,304 11,800 6,228	12,456 17,700 9,342	4,629	8,770	$28.45 $28.45	$233,093 $181,484 $177,187 $131,638 $131,695
Derwin R. Gilbreath, Former Vice President and Chief Operating Officer	AIP PS SO RSU SO RSU	5/19/08(3) 5/19/08(3) 5/19/08(3) 5/19/08(4) 5/19/08(4)	92,950	185,900	557,700	1,856 2,637 1,392	3,711 5,274 2,784	5,567 7,911 4,176	2,112	4,002	$28.45 $28.45	$104,168 $ 81,114 $ 79,205 $ 60,070 $ 60,086
Karen L. Howard, Vice President – Finance and Chief Financial Officer	AIP PS SO RSU SO RSU	5/19/08(3) 5/19/08(3) 5/19/08(3) 5/19/08(4) 5/19/08(4)	68,424	136,848	410,543	1,582 2,248 1,187	3,163 4,495 2,373	4,745 6,743 3,560	1,784	3,380	$28.45 $28.45	$ 88,785 $ 69,133 $ 67,512 $ 50,734 $ 50,755
Wolfgang Wegener, Vice President and Managing Director - Columbus McKinnon Europe	AIP PS SO RSU SO RSU SO	5/19/08(3) 5/19/08(3) 5/19/08(3) 5/19/08(4) 5/19/08(4) 01/19/09	81,705	163,410	490,230	773 1,098 580	1,545 2,196 1,159	2,318 3,294 1,739	754	1,428 10,000	$28.45 $28.45 $20.86	$ 43,368 $ 33,774 $ 32,974 $ 21,434 $ 21,451 $ 0
Joseph J. Owen, Vice President - Supply Chain Management	AIP PS SO RSU SO RSU	5/19/08(3) 5/19/08(3) 5/19/08(3) 5/19/08(4) 5/19/08(4)	47,944	95,888	287,665	770 1,094 577	1,539 2,187 1,154	2,309 3,281 1,731	876	1,660	$28.45 $28.45	$ 43,200 $ 33,636 $ 32,831 $ 24,917 $ 24,922
Richard A. Steinberg, Vice President - Human Resources	AIP PS SO RSU SO RSU	5/19/08(3) 5/19/08(3) 5/19/08(3) 5/19/08(4) 5/19/08(4)	38,112	76,223	228,670	612 870 459	1,224 1,739 918	1,836 2,609 1,377	690	1,307	$28.45 $28.45	$ 34,358 $ 26,746 $ 26,117 $ 19,618 $ 19,631

(1)
Represents the potential payout range under the Annual Incentive Plan discussed above.  The final fiscal year 2009 payout can be found in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

(2)	Represents the potential payout range related to long-term incentives, subject to achievement of performance targets.

(3)	Represents grants made in fiscal year 2009 subject to the achievement of future performance targets.

(4)	Represents grants made in fiscal year 2009 relating to awards earned for fiscal year 2008 performance.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to the executives named in the summary compensation table relating to unexercised stock options, stock that has not vested, and equity incentive plan awards outstanding as of March 31, 2009:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Timothy T. Tevens, President and Chief Executive Officer	23,810(1) 30,190(1) 38,620(2) 21,380(2) 125,000(3)	─ ─ ─ ─ ─ ─(7) 8,770(8)	─	$20.60 20.60 10.00 10.00 5.46 28.45 28.45	4/1/09 4/1/09 8/20/11 8/20/11 5/17/14 5/19/18 5/19/18	4,629(11)	40,365	13,883(6) 8,304(9) ─(10)	$121,060 72,411 54,308

Derwin R. Gilbreath, Former Vice President and Chief Operating Officer	23,750(4)	─	─	13.91	4/05/09	─	─	─

Karen L. Howard, Vice President – Finance and Chief Financial Officer	22,345(1) 13,655(1) 40,500(2) 4,500(2) 20,000(3)	─ ─ ─ ─ ─ ─ (7) 3,380(8)	─	$20.60 20.60 10.00 10.00 5.46 28.45 28.45	4/1/09 4/1/09 8/20/11 8/20/11 5/17/14 5/19/18 5/19/18	1,784(11)	15,556	5,350(6) 3,163(9) ─ (10)	46,652 27,581 20,693

Wolfgang Wegener, Vice President and Managing Director – Columbus McKinnon Europe	18,000(1) 15,000(2) 15,000(3)	─ ─ ─ 10,000(5) ─ (7) 1,428(8)	─	20.60 10.00 5.46 20.86 28.45 28.45	4/1/09 8/20/11 5/17/14 10/17/16 5/19/18 5/19/18	754(11)	6,575	2,151(6) 1,545(9) ─ (10)	18,757 13,472 10,106

Joseph J. Owen, Vice President - Supply Chain Management	18,000(1) 22,500(2) 7,500(3)	─ ─ ─ ─ (7) 1,660(8)	─	20.60 10.00 5.46 28.45 28.45	4/1/09 8/20/11 5/17/14 5/19/18 5/19/18	876(11)	7,639	2,628(6) 1,539(9) ─ (10)	22,916 13,420 10,063

Richard A. Steinberg, Vice President - Human Resources	33,750(12)	11,250(12) ─ (7) 1,307(8)	─	21.61 28.45 28.45	10/16/15 5/19/18 5/19/18	690(11)	6,017	2,069(6) 1,224(9) ─ (10)	18,042 10,673 8,005

(1)	These options were granted on April 1, 1999 and vested ratably over a four-year period, beginning April 1, 2000.

(2)	These options were granted on August 20, 2001 and vested ratably over a four-year period, beginning August 1, 2002.

(3)	These options were granted on May 17, 2004 and vested ratably over a four-year period, beginning May 17, 2005.

(4)	These options were granted on March 29, 2005 and vested ratably over a four-year period, beginning March 29, 2006.

(5)	These options were granted on January 19, 2009 and vest 75% on January 19, 2010 and 100% on October 17, 2010.

(6)	These performance shares were granted May 21, 2007 and vest 100% after a three year performance period April 1, 2007 through March 31, 2010.

(7)
For fiscal 2009, options were granted May 19, 2008 subject to adjustment based on ROIC goals for the year. Since the threshold level of ROIC was not achieved in fiscal 2009, all options were forfeited.

(8)	These options were granted May 19, 2008 and vest 25% per year beginning May 19, 2009.

(9)	These performance shares were granted May 19, 2008 and vest 100% after a three year performance period April 1, 2008 through March 31, 2011.

(10)
For fiscal 2009, restricted stock units were granted on May 19, 2008 subject to adjustment based on ROIC goals for the year.  Since the threshold level of ROIC was not achieved in fiscal 2009, all restricted stock units were forfeited.

(11)	These shares were granted May 19, 2008, and vest 33⅓% per year beginning May 19, 2011.

(12)	These options were granted on October 16, 2005 and vest ratably over a four-year period beginning October 16, 2006.

Options Exercised and Stock Vested

The executives named in the summary compensation table did not exercise stock options, stock appreciation rights or similar rights, and did not vest any stock or stock units in fiscal year 2009.

Pension Plan

The Pension Plan is a non-contributory, defined benefit plan which provides certain of our domestic employees with retirement benefits.  As defined in the Pension Plan, a participant’s annual pension benefit at age 65 is equal to the product of (i) 1% of the participant’s final average earnings, as calculated by the terms of the Pension Plan, plus 0.5% of that part, if any, of final average earnings in excess of such participant’s “social security covered compensation,” as such term is defined in the Pension Plan, multiplied by (ii) such participant’s years of credited service, limited to 35 years.  Plan benefits are not subject to reduction for social security benefits.

As discussed above, Mr. Wegener is covered by a pension plan sponsored by our German subsidiary, Yale Industrial Products GmbH.  This defined benefit pension plan provides an annual benefit at age 65 equal to the product of (i) 0.5% of the highest average annual earnings of five years in succession of the last ten years prior to retirement, multiplied by (ii) credited years of service prior to age 65.

The following table sets forth with respect to each of our plans that provides retirement benefits to our NEOs, (i) the years of credited service of each of the executives named in the summary compensation table, (ii) the present value of his or her accumulated benefit and (iii) payments received by him or her during fiscal year 2009:

Name	Plan Name	Number of Years of Credited Service(1)	Present Value of Accumulated Benefit	Payments During Last Fiscal Year

Timothy T. Tevens, President and Chief Executive Officer	Columbus McKinnon Corporation Monthly Retirement Benefit Plan	17.25	$259,881(2)	─

Derwin R. Gilbreath,(3) Former Vice President and Chief Operating Officer	─	─	─	─

Karen L. Howard, Vice President – Finance and Chief Financial Officer	Columbus McKinnon Corporation Monthly Retirement Benefit Plan	13.25	139,642(2)	─

Wolfgang Wegener, Vice President and Managing Director - Columbus McKinnon Europe	Yale Industrial Products GmbH Pension Plan	31.42	2,945,719(4)	─

Joseph J. Owen, Vice President - Supply Chain Management	Columbus McKinnon Corporation Monthly Retirement Benefit Plan	11.25	122,241(2)	─

Richard A. Steinberg, Vice President - Human Resources	Columbus McKinnon Corporation Monthly Retirement Benefit Plan	3.25	49,724(2)	─
_________________________

(1)	Years of credited service determined as of March 31, 2009.

(2)
The present value of accumulated benefit under the Columbus McKinnon Corporation Monthly Benefit Plan is calculated as of March 31, 2009 using (i) a discount rate of 7.25%, (ii) the GAM 1994 Group Annuity Table for Males and Females and (iii) the earliest retirement age at which benefits are not reduced (typically, age 65).

(3)	Derwin Gilbreath, former Chief Operating Officer, separated from service prior to reaching five (5) years of credited service; as such he is not entitled to a pension benefit from the Company.

(4)
The present value of accumulated benefit under the Yale Industrial Products GmbH Pension Plan is calculated as of March 31, 2009 using (i) a discount rate of 6%, (ii) the Richttafeln 2005G by Klaus Heubeck Mortality Table, (iii) the retirement age under German social security legislation and (iv) the Euro to dollar conversion rate in effect on March 31, 2009.

Non-Qualified Deferred Compensation

The Company maintains the NQDC Plan under which eligible participants (including our Directors and domestic NEOs) may elect to defer a portion of their cash compensation.  The NQDC Plan does not currently offer a company match on participant contributions.  Employee Participants may defer up to 75% of their base salary and up to 100% of annual short-term and long-term incentive compensation.  Directors may defer up to 100% of retainer and meeting Fees.  Payment of balances will occur in accordance with Internal Revenue Code Section 409A requirements.

None of the NEOs have deferred compensation. Thus, they did not have any contributions, earnings, or balances under the NQDC Plan in fiscal 2009.

Other Potential Post-Employment Payments

It is our policy to provide severance benefits to each of our domestic full-time salaried employees and hourly employees not covered by a collective bargaining agreement who involuntarily lose their positions without cause.  Eligible employees who sign a release generally receive (i) one week of base salary at the rate then in effect for each full year of continuous service (with any fractions being rounded up) and (ii) continuation of medical, dental and company paid life insurance benefits for the severance period.

           The following table sets forth the amount each NEO would receive under various termination scenarios described above using the following assumptions:

•	Termination of employment on March 31, 2009; and
•	Exercise of all options and vesting of all restricted stock based on the closing market price of $8.72 per share of our common stock on March 31, 2009.

Name	Voluntary Termination		Retirement		Involuntary Termination		Termination in Connection with Change in Control		Death		Change in Control Only

Timothy T. Tevens, President and Chief Executive Officer	$438,448	(1)	$521,212	(2)	$720,164	(3)	$3,877,299	(4)	$611,577	(5)	$0	(6)

Derwin R. Gilbreath, Former Vice President and Chief Operating Officer(13)	─		─		─		─		─		─

Karen L. Howard, Vice President – Finance and Chief Financial Officer	88,359	(1)	114,634	(2)	188,321	(3)	1,572,174	(4)	180,190	(5)	$0	(6)

Wolfgang Wegener, Vice President and Managing Director - Columbus McKinnon Europe(7)	48,900	(8)	78,070	(9)	1,167,471	(10)	(11)		84,645	(12)	$0	(6)

Joseph J. Owen, Vice President - Supply Chain Management	47,807	(1)	70,102	(2)	119,276	(3)	1,203,665	(4)	127,741	(5)	$0	(6)

Richard A. Steinberg, Vice President – Human Resources	9,121	(1)	23,756	(2)	36,785	(3)	915,032	(4)	79,773	(5)	$0	(6)
_________________________

(1)
Includes (i) the value of vested stock options and (ii) accrued vacation through the date of termination.  In addition, each NEO would be entitled to receive (i) accrued salary through the date of termination, (ii) the vested portion of his or her 401(k) Plan account, (iii) vested benefits under our Pension Plan and (iv) vested benefits under our ESOP.  Generally, employees who voluntarily terminate their employment are not eligible to receive an award under the Annual Incentive Plan earned in fiscal year 2009 if they are not continuously employed through the date of payment.

(2)
Includes (i) the value of vested stock options, (ii) awards under the Annual Incentive Plan earned in fiscal year 2009 and paid in fiscal year 2010 and (iii) accrued vacation through the date of termination. In addition, each NEO would be entitled to receive (i) accrued salary through the date of termination, (ii) the vested portion of his or her 401(k) Plan account, (iii) vested benefits under our Pension Plan, (iv) vested benefits under our ESOP and (v) a proportionate amount of his or her restricted stock awards that is earned upon attainment of the performance goals.

(3)
Includes (i) severance, (ii) the value of vested stock options, (iii) awards under the Annual Incentive Plan earned in fiscal year 2009 and paid in fiscal year 2010 and (iv) accrued vacation through the date of termination.  In addition, each NEO would be entitled to receive (i) accrued salary through the date of termination, (ii) the vested portion of his or her 401(k) Plan account, (iii) vested benefits under our Pension Plan and (iv) vested benefits under our ESOP.

(4)
Includes (i) termination payments under the Change In Control agreements (up to the maximum permitted), (ii) the value of vested stock options (iii) accrued vacation through the date of termination and (iv) awards under the Annual Incentive Plan earned in fiscal year 2009 and paid in fiscal year 2010.  In addition, each NEO would be entitled to receive (i) accrued salary through the date of termination, (ii) the vested portion of his or her 401(k) Plan account, (iii) vested benefits under our Pension Plan, (iv) vested benefits under our ESOP and (v) the full value of his or her restricted stock awards.

(5)
Includes (i) Company provided group term life insurance benefits, (ii) the value of vested stock options, (iii) awards under the Annual Incentive Plan earned in fiscal year 2009 and paid in fiscal year 2010, (iv) accrued vacation through the date of termination and (v) the value of restricted stock units. In addition, each NEO would be entitled to receive (i) accrued salary through the date of termination, (ii) the vested portion of his or her 401(k) Plan account, (iii) vested benefits under our Pension Plan to his or her spouse, (iv) vested benefits under our ESOP and (v) a proportionate amount of his or her restricted stock awards that is earned upon attainment of the performance goals.  Under our group term life insurance plan, all domestic full-time salaried employees and hourly employees are entitled to a death benefit equal to one times their annual base salary, with a minimum benefit of $25,000 and a maximum benefit of $50,000.

(6)
No payments or awards are provided unless restricted shares and options held by the NEOs are not assumed by the successor entity.  In the event that the successor entity does not assume the restricted shares and options all options and earned restricted shares would be vested and payable to the NEOs.

(7)	As a non-domestic employee, Mr. Wegener is not a participant in our Pension Plan, ESOP, 401(k) Plan, group term life insurance plan or medical plans.

(8)
Represents the value of vested stock options.  In addition, Mr. Wegener would be entitled to receive (i) accrued salary through the date of termination and (ii) vested benefits under the Yale Industrial Products GmbH Pension Plan.  Generally, employees who voluntarily terminate their employment are not eligible to receive an award under the Annual Incentive Plan earned in fiscal year 2009 if they are not continuously employed through the date of payment.

(9)
Includes (i) the value of vested stock options and (ii) awards under the Annual Incentive Plan earned in fiscal year 2009 and paid in fiscal year 2010.  In addition, Mr. Wegener would be entitled to receive (i) accrued salary through the date of termination, (ii) vested benefits under the Yale Industrial Products GmbH Pension Plan and (iii) a proportionate amount of his restricted stock awards that is earned upon attainment of the performance goals

(10)
Includes (i) severance, (ii) the value of vested stock options and (iii) awards under the Annual Incentive Plan earned in fiscal year 2009 and paid in fiscal year 2010.  In addition, Mr. Wegener would be entitled to receive (i) accrued salary through the date of termination and (ii) vested benefits under the Yale Industrial Products GmbH Pension Plan.

(11)
Mr. Wegener is not subject to a change in control agreement.  The benefits he would receive following a termination of employment following a change in control would be the same as he would receive following an involuntary termination of employment, except that he would receive the full amount of his earned restricted stock awards and stock options.

(12)
Includes (i) death benefits under the Yale Industrial Products GmbH Pension Plan, (ii) the value of vested stock options, (iii) awards under the Annual Incentive Plan earned in fiscal year 2009 and paid in fiscal year 2010 and (iv) the value of restricted stock units.   In addition, Mr. Wegener would be entitled to receive (i) accrued salary through the date of termination and (ii) a proportionate amount of his restricted stock awards that is earned upon attainment of the performance goals

(13)
Upon Mr. Gilbreath’s termination of employment in January 2009, he received benefits pursuant to a separation agreement.  Mr. Gilbreath’s separation agreement included (i) nine months severance, (ii) nine months Annual Incentive Plan payment at target, (iii) $25,000 in lieu any award earned as part his performance share grants, (iv) $25,000 in lieu of continued medical and dental benefits, (v) $25,000 for outplacement services, (vi) a pro-rated award under the Annual Incentive Plan earned in fiscal year 2009 and paid in fiscal year 2010 based upon time worked and (vii) accrued vacation through the date of termination.

Equity Compensation Plan Information

The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of March 31, 2009, including the Restricted Stock Plan, Omnibus Plan, Non-Qualified Plan and ISO Plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining for Future Issuance under Equity Compensation Plans (excluding securities reflected in first column)

Equity compensation plans approved by security holders	725,655	$13.51	756,000

Equity compensation plans not approved by security holders	—	—	—

Total	725,655	$13.51	756,000

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No interlocking relationship exists between any member of our Compensation and Succession Committee or any of our executive officers and any member of any other company’s board of directors or compensation committee (or equivalent), nor has any such relationship existed in the past.  No member of our Compensation and Succession Committee was, during fiscal year 2009 or prior thereto, an officer or employee of our Company or any of our subsidiaries.

 SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information as of March 31, 2009 regarding the beneficial ownership of our common stock by (i) each person who is known by us to own beneficially more than 5% of our common stock; (ii) by each Director; (iii) by each of our executive officers named in the Summary Compensation Table and (iv) by all of our executive officers and Directors as a group.  The business address of each of the executive officers and directors is 140 John James Audubon Parkway, Amherst, New York 14228-1197.

Directors, Officers and 5% Shareholders	Number Of Shares (1)	Percentage Of Class

Ernest R. Verebelyi (2)	6,629	*
Timothy T. Tevens (3)	253,845	1.33%
Richard H. Fleming (2)	12,133	*
Wallace W. Creek (2)	14,129	*
Stephen Rabinowitz (2)	7,129	*
Linda A. Goodspeed (2)	8,179	*
Nicholas T. Pinchuk (2)	4,304	*
Liam G. McCarthy	1,997	*
Christian B. Ragot	1,997	*
Karen L. Howard (4)	111,162	*
Wolfgang Wegener (5)	32,270	*
Joseph J. Owen (6)	37,752	*
Richard A. Steinberg (7)	36,025	*
All Directors and Executive Officers as a Group (14 persons) (8)	533,145	2.79%
Columbus McKinnon Corporation Employee Stock Ownership Plan	790,799	4.15%
Fidelity Management & Research Company (9)	1,146,553	6.02%
The Vanguard Group, Inc. (10)	1,177,537	6.19%
Barclays Global Fund Advisors (11)	1,214,590	6.38%
____________________
 * Less than 1%.

(1)
Rounded to the nearest whole share.  Unless otherwise indicated in the footnotes, each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by such shareholder, except to the extent that authority is shared by spouses under applicable law.

(2)
Does not include 2,200 Restricted Stock Units held by each of Messrs. Verebelyi, Fleming, Creek and Rabinowitz and Ms. Goodspeed, 2,060 Restricted Stock Units held by Mr. Pinchuk and 940 Restricted Stock Units held by Messrs. McCarthy and Ragot.

(3)
Includes (i) 43,326 shares of common stock owned directly, (ii) 7,000 shares of common stock owned directly by Mr. Tevens’ spouse, (iii) 5,469 shares of common stock allocated to Mr. Tevens’ ESOP account, (iv) 10,857 shares of restricted stock which is subject to forfeiture and (v) 187,193 shares of common stock issuable under options granted to Mr. Tevens which are exercisable within 60 days. Excludes 6,577 shares of common stock issuable under options granted to Mr. Tevens which are not exercisable within 60 days.

(4)
Includes (i) 38,668 shares of common stock owned directly, (ii) 2,492 shares allocated to Ms. Howard’s ESOP account, (iii) 4,157 shares of restricted stock which are subject to forfeiture and (iii) 65,845 shares of common stock issuable under options granted to Ms. Howard which are exercisable within 60 days. Excludes (i) 2,535 shares of common stock issuable under options granted to Ms. Howard which are not exercisable within 60 days and (ii) 788,307 additional shares of common stock owned by the ESOP for which Ms. Howard serves as one of three trustees and for which she disclaims any beneficial ownership.

(5)
Includes (i) 1,913 shares of restricted stock which is subject to forfeiture and (ii) 30,357 shares of common stock issuable under options granted to Mr. Wegener which are exercisable within 60 days.  Excludes 11,071 shares of common stock issuable under options granted to Mr. Wegener which are not exercisable within 60 days.

(6)
Includes (i) 2,144 shares of common stock owned directly, (ii) 1,836 shares of common stock allocated to Mr. Owen’s ESOP account, (iii) 2,030 shares of restricted stock which are subject to forfeiture, (iv) 1,327 shares of common stock owned by Mr. Owen’s spouse, and (v) 30,415 shares of common stock issuable under options granted to Mr. Owen which are exercisable within 60 days. Excludes 1,245 shares of common stock issuable under options granted to Mr. Owen which are not exercisable within 60 days.

(7)
Includes (i) 1,608 shares of restricted stock which are subject to forfeiture, (ii) 340 shares of common stock allocated to Mr. Steinberg’s ESOP account and (iii) 34,077 shares of common stock issuable under options granted to Mr. Steinberg which are exercisable within 60 days. Excludes (i) 12,230 shares of common stock issuable under options granted to Mr. Steinberg which are not exercisable within 60 days and (ii) 790,459 additional shares of common stock owned by the ESOP for which Mr. Steinberg serves as one of the three trustees and for which he disclaims any beneficial ownership.

(8)
Includes (i) options to purchase an aggregate of 348,209 shares of common stock issuable to certain executive officers which are exercisable within 60 days. Excludes the shares of common stock owned by the ESOP as to which Ms. Howard, Mr. Harvey and Mr. Steinberg serve as trustees, except for an aggregate of 11,788 shares allocated to the respective ESOP accounts of our executive officers and (ii) options to purchase an aggregate of 34,625 shares of common stock issued to certain executive officers which are not exercisable within 60 days.

(9)
Information with respect to Fidelity Management & Research Company is based on a Schedule 13G/A filed by FMR LLC. with the Securities and Exchange Commission on February 17, 2009 by a group consisting of Edward C. Johnson 3d, members of the family of Edward C. Johnson 3d, and Fidelity Low Priced Stock Fund.  Based solely upon information in this Schedule 13G/A, FMR LLC and its direct and indirect subsidiaries share voting power and dispositive power with respect to all such shares of common stock.  The stated business address for FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

(10)
Information with respect to The Vanguard Group, Inc. is based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2009.  The stated business address for The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(11)
Information with respect to Barclays Global Fund Advisors is based on a Schedule 13G filed with the Securities and Exchange Commission on February 5, 2009 by a group consisting of Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited, and Barclays Global Investors (Deutschland) AG,  Based solely upon the information in this Schedule 13G, Barclays Global Fund Advisors and these affiliated entities share voting power and dispositive power with respect to all such shares of common stock. The stated business address of Barclays Global Fund Advisors is 400 Howard Street, San Francisco, California 94105.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our Directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission and NASDAQ initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.  Our executive officers, Directors and greater than 10% shareholders are required to furnish us with copies of all Section
16(a) forms they file.

To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our executive officers, Directors and greater than 10% beneficial owners were complied with during the fiscal year ended March 31, 2009.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Audit Committee reviews and makes recommendations to the Board of Directors with respect to all related party transactions and relationships involving a director, executive officer or beneficial owner of five percent or more of any class of the Company’s voting securities. Any such related party transaction is required to be on terms no less favorable to us than could be obtained from an unaffiliated third party. The Company has a separate “Related Person Transaction Policy”, as well as other various policies and procedures, including the Company’s Legal Ethics and Business Compliance Manual and the annual directors’ and officers’ questionnaires that require disclosure of transactions or relationships that may constitute conflicts of interest or require disclosures or affect an independence determination under applicable SEC rules. In fiscal 2009, the Company did not engage in any transaction with a related person in which the amount involved exceeded $120,000.

REPORT OF THE AUDIT COMMITTEE

Review of Our Audited Financial Statements

Our Audit Committee is comprised of the Directors named below, each of whom is independent as defined under Section 10A(m)(3) of the Exchange Act and under the Nasdaq Stock Market, LLC listing standards currently in effect.  In addition, pursuant to the requirements of Section 407 of the Sarbanes-Oxley Act of 2002, our Board of Directors has determined that each of Messrs. Fleming and Creek qualifies as an “audit committee financial expert.”

The Audit Committee operates under a written charter which includes provisions requiring Audit Committee advance approval of all audit and non-audit services to be provided by the Company’s primary independent public accountants.  However, as a matter of course, we will not engage any outside accountants to perform any significant audit or non-audit services without the prior approval of the Audit Committee.

The Audit Committee has reviewed and discussed with our management our audited financial statements for the year ended March 31, 2009.  The Audit Committee has also discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

The Audit Committee has also received and reviewed the written disclosures and the letter from Ernst & Young LLP pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed the independence of Ernst & Young LLP with that firm.

Based on the review and the discussions noted above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2009 for filing with the Securities and Exchange Commission.

Richard H. Fleming, Chairman
Wallace W. Creek
Stephen Rabinowitz
Linda A. Goodspeed

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS
 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING MARCH 31, 2010

General

We are asking our shareholders to ratify our Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2010.  In the event our shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment.  Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our Company and its shareholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that those representatives will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The aggregate fees billed to us by Ernst & Young LLP for fiscal 2008 and 2009 are as follows:

	Fiscal Year
	2009	2008
	($ in thousands)

Audit Fees	$1,045	$800
Audit Related Fees	23	19
Tax Fees	192	245
All Other Fees	0	0

Total	$1,260	$1,064

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2010.

SOLICITATION OF PROXIES

The cost of solicitation of proxies will be borne by us, including expenses in connection with preparing and mailing this Proxy Statement.  In addition to the use of the mail, proxies may be solicited by personal interviews or by telephone, telecommunications or other electronic means by our Directors, officers and employees at no additional compensation.  Arrangements will be made with brokerage houses, banks and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of our common stock, and we will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

OTHER MATTERS

Our management does not presently know of any matters to be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting.  However, if other matters are presented, the accompanying proxy confers upon the person or persons entitled to vote the shares represented by the proxy, discretionary authority to vote such shares in respect of any such other matter in accordance with their best judgment.

SHAREHOLDERS’ PROPOSALS

Proposals of shareholders intended to be presented at the 2010 Annual Meeting must be received by us by February 27, 2010 to be considered for inclusion in our Proxy Statement and form of proxy relating to that meeting.  In addition, our By-Laws require that notice of shareholder proposals and nominations for director be delivered to our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the Annual Meeting for the preceding year; provided, however, if the Annual Meeting is not scheduled to be held within a period commencing 30 days before such anniversary date and ending 30 days after such anniversary date, such shareholder notice shall be delivered by the later of (i) 90 days prior to the date of the Annual Meeting or (ii) the tenth day following the date such Annual Meeting date is first publicly announced or disclosed.  The date of the 2010 Annual Meeting has not yet been established.  Nothing in this paragraph shall be deemed to require us to include in our Proxy Statement and proxy relating to the 2010 Annual Meeting any shareholder proposal that does not meet all of the requirements for inclusion established by the Exchange Act, and the rules and regulations promulgated thereunder.

OTHER INFORMATION

WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, FOR THE FISCAL YEAR ENDED MARCH 31, 2009, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO.  Such written request should be directed to Columbus McKinnon Corporation, 140 John James Audubon Parkway, Amherst, New York 14228-1197, Attention:  Secretary.  Each such request must set forth a good faith representation that, as of June 5, 2009, the person making the request was a beneficial owner of securities entitled to vote at the Annual Meeting.

The accompanying Notice and this Proxy Statement are sent by order of our Board of Directors.

ROBERT J. OLIVIERI
Secretary

Dated:  June 24, 2009

COLUMBUS McKINNON CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 27, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints TIMOTHY T. TEVENS and KAREN L. HOWARD and each or any of them, attorneys and proxies, with full power of substitution, to vote at the Annual Meeting of Shareholders of COLUMBUS McKINNON CORPORATION (the “Company”) to be held at the Buffalo Marriott Niagara Hotel at 1340 Millersport Highway, Amherst, New York, on July 27, 2009 at 10:00 a.m., local time, and any adjournment(s) thereof revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or any adjournment(s) thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

COLUMBUS McKINNON CORPORATION

July 27, 2009

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- or -
TELEPHONE - call toll-free 1-800-PROXIES (1 800-776-9437) from any touch tone telephone and follow the instructions.  Have your control number and the proxy card available when you call.
- or -
INTERNET - access www.voteproxy.com and follow the on-screen instructions.  Have your control number available when you access the web page.

COMPANY NUMBER IS   ___________________

ACCOUNT NUMBER IS   ___________________

You may enter your voting instructions at 1 -800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along the perforated line and mail in the envelope provided IF you are not voting via telephone or the internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR ELECTION OF DIRECTORS.  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

1.	ELECTION OF DIRECTORS:
NOMINEES:
☐	FOR ALL NOMINEES	○	TIMOTHY T. TEVENS
		○	RICHARD H. FLEMING
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	○	ERNEST R. VEREBELYI
		○	WALLACE W. CREEK
☐	FOR ALL EXCEPT	○	STEPHEN RABINOWITZ
	(see instructions below)	○	LINDA A. GOODSPEED
		○	NICHOLAS T. PINCHUK
		○	LIAM G. McCARTHY
		○	CHRISTIAN B. RAGOT

INSTRUCTION:  To withhold authority to vote for any individual nominee(s) mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here ●

2.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2010

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.             In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1 and 2.

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:

Signature of Shareholder	Date:

Note:  Please sign exactly as name appears on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

COLUMBUS McKINNON CORPORATION

EMPLOYEE STOCK OWNERSHIP PLAN
VOTING INSTRUCTION CARD FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 27, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The Trustees of the Columbus McKinnon Corporation Employee Stock Ownership Plan (the “ESOP”) are hereby authorized to be present and to vote at the Annual Meeting of Shareholders of COLUMBUS McKINNON CORPORATION (the “Company”) to be held at the Buffalo Marriott Niagara Hotel at 1340 Millersport Highway, Amherst, New York, on July 27, 2009 at 10:00 a.m., local time, and any adjournment(s) thereof revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or any adjournment(s) thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

COLUMBUS McKINNON CORPORATION

July 27, 2009

ESOP

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- or -
TELEPHONE - call toll-free 1-800-PROXIES (1 800-776-9437) from any touch tone telephone and follow the instructions.  Have your control number and the proxy card available when you call.
- or -
INTERNET - access www.voteproxy.com and follow the on-screen instructions.  Have your control number available when you access the web page.

COMPANY NUMBER IS   ___________________

ACCOUNT NUMBER IS   ___________________

You may enter your voting instructions at 1 -800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along the perforated line and mail in the envelope provided IF you are not voting via telephone or the internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR THE ELECTION OF DIRECTORS.  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

THE TRUSTEES MAKE NO RECOMMENDATION WITH RESPECT TO VOTING YOUR ESOP SHARES ON ANY PROPOSALS.

1.	ELECTION OF DIRECTORS:
NOMINEES:
☐	FOR ALL NOMINEES	○	TIMOTHY T. TEVENS
		○	RICHARD H. FLEMING
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	○	ERNEST R. VEREBELYI
		○	WALLACE W. CREEK
☐	FOR ALL EXCEPT	○	STEPHEN RABINOWITZ
	(see instructions below)	○	LINDA A. GOODSPEED
		○	NICHOLAS T. PINCHUK
		○	LIAM G. McCARTHY
		○	CHRISTIAN B. RAGOT

INSTRUCTION:  To withhold authority to vote for any individual nominee(s) mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here ●

2.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2010

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.             In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

WHEN PROPERLY EXECUTED, THIS VOTING INSTRUCTION WILL BE VOTED IN THE MANNER DIRECTED HEREIN.  IF NO DIRECTION IS MADE, THE TRUSTEES WILL VOTE ANY ALLOCATED ESOP SHARES “FOR” PROPOSAL NOS. 1 AND 2.

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:

Signature of Shareholder	Date:

Note:  Please sign exactly as name appears on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

BROKER CARD

COLUMBUS McKINNON CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 27, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints TIMOTHY T. TEVENS and KAREN L. HOWARD and each or any of them, attorneys and proxies, with full power of substitution, to vote at the Annual Meeting of Shareholders of COLUMBUS McKINNON CORPORATION (the “Company”) to be held at the Buffalo Marriott Niagara Hotel at 1340 Millersport Highway, Amherst, New York, on July 27, 2009 at 10:00 a.m., local time, and any adjournment(s) thereof revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or any adjournment(s) thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

COLUMBUS McKINNON CORPORATION

July 2, 2009

PROXY VOTING INSTRUCTIONS

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible

Please detach along the perforated line and mail in the envelope provided IF you are not voting via telephone or the internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR THE ELECTION OF DIRECTORS.  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

1.	ELECTION OF DIRECTORS:
NOMINEES:
☐	FOR ALL NOMINEES	○	TIMOTHY T. TEVENS
		○	RICHARD H. FLEMING
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	○	ERNEST R. VEREBELYI
		○	WALLACE W. CREEK
☐	FOR ALL EXCEPT	○	STEPHEN RABINOWITZ
	(see instructions below)	○	LINDA A. GOODSPEED
		○	NICHOLAS T. PINCHUK
		○	LIAM G. McCARTHY
		○	CHRISTIAN B. RAGOT

INSTRUCTION:  To withhold authority to vote for any individual nominee(s) mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here ●

2.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2010

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.             In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

C-2

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1 AND 2.

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:

Signature of Shareholder	Date:

Note:  Please sign exactly as name appears on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

C-3